EXHIBIT 10.1

ACOMA BUSINESS CENTER

INDUSTRIAL LEASE

by and between

ACOMA, LLC
a Virginia limited liability company

"Landlord"

and

STUDIO ONE MEDIA, INC.
a Delaware corporation

"Tenant"

October 29,2007

Acoma Business Center
c/o Camidor Property Services, Inc.
1702 East Highland Avenue, #210
Phoenix, Arizona   85016

EXHIBIT 10.1 - continued

TABLE OF CONTENTS

1.	BASIC PROVISIONS	3
2.	LEASED PREMISES; ADJUSTMENTS	4
3.	LEASE TERM; COMMENCEMENT DATE	4
4.	SECURITY DEPOSIT	4
5.	RENT; RENT TAX; ADDITIONAL RENT	5
6.	OPERATING COSTS	5
7.	CONDITION, REPAIRS AND ALTERATIONS	7
8.	SERVICES	9
9.	LIABILITY AND PROPERTY INSURANCE	9
10.	RECONSTRUCTION	10
11.	WAIVER OF SUBROGATION	12
12.	LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS	12
13.	DEFAULT AND REMEDIES	12
14.	LATE PAYMENTS	15
15.	ABANDONMENT AND SURRENDER	15
16.	INDEMNIFICATION AND EXCULPATION	16
17.	ENTRY BY LANDLORD	16
18.	SUBSTITUTE PREMISES	17
19.	ASSIGNMENT AND SUBLETTING	17
20.	USE OF LEASED PREMISES AND RUBBISH REMOVAL	18
21.	SUBORDINATION AND ATTORNMENT	19
22.	ESTOPPEL CERTIFICATE	20
23.	SIGNS	20
24.	PARKING	21
25.	LIENS	21
26.	HOLDING OVER	21
27.	ATTORNEYS' FEES	21
28.	RESERVED RIGHTS OF LANDLORD	22
29.	EMINENT DOMAIN	23
30.	NOTICES	23
31.	RULES AND REGULATIONS	23
32.	ACCORD AND SATISFACTION	24
33.	BANKRUPTCY OF TENANT	24
34.	HAZARDOUS MATERIALS	26
35.	RESTRICTIONS	28
36.	MISCELLANEOUS	28

EXHIBIT 10.1 - continued

INDUSTRIAL LEASE

1.    BASIC PROVISIONS

1.1	Date:	October 29, 2007

1.2	Landlord:	ACOMA, LLC, a Virginia limited liability company

1.3	Landlord's Address:	ACOMA, LLC c/o Camidor Property Services, Inc. 1702 East Highland Avenue, Suite 210 Phoenix, Arizona 85016

1.4	Tenant:	STUDIO ONE MEDIA, INC., a Delaware corporation

1.5	Tenant's Address:	7812 East Acoma Drive, #8 Scottsdale, AZ 85260

1.6	Property:
The parcel of real estate located in Scottsdale, Maricopa County, Arizona, depicted on the Site Plan attached hereto as Exhibit "A" and legally described on Exhibit "B" attached hereto and incorporated herein by this reference, together with the buildings now or hereafter situated thereon, the landscaping, parking facilities and all other improvements and appurtenances thereto.

1.7	Building:	That certain industrial/office building known as Acoma Business Center located at 7812 East Acoma, Scottsdale, Maricopa County, Arizona 85260, and situated on the Property.

1.8	Leased Premises:	Approximately 9,147 rentable square feet of space in the Building and commonly known as Suite 8, as outlined on the Floor Plan attached hereto as Exhibit "C".

1.9	Permitted Use:	Sales and administrative offices with storage

1.10	Lease Term:	Five (5) years and three (3) months

1.11	Scheduled Commencement Date and Expiration Date:	November 1, 2007 and January 31, 2013

1.12	Monthly Basic Rent:	See RIDER attached

1.13	Security Deposit:	$ 13,229.69

1.14	Building Hours:	24 hour access seven days per week

1.15	Parking Spaces:	Landlord to provide not less than 25 spaces

1.16	Parking Charge:	None

1.17	Broker:	Camidor Property Services, LLC Airport Property Specialists, LLC

EXHIBIT 10.1 - continued

1.18	Exhibits:	A = Site Plan B = Legal Description of the Property C = Floor Plan D = Not Applicable E = Building Rules and Regulations F = Work Letter with ANNEX I

1.19	Riders:	Rider 1Rider 2

2.    LEASED PREMISES; ADJUSTMENTS

2.1           Leased Premises.  Landlord hereby leases to Tenant, and Tenant hereby leases and accepts from Landlord, the Leased Premises, upon the terms and conditions set forth in this Lease and any modifications, supplements or addenda hereto (the "Lease"), including the Basic Provisions of ArticleI which are incorporated herein by this reference, together with the nonexclusive right to use, in common with Landlord and others, the Building Common Areas (defined below).  For the purposes of this Lease, the term "Building Common Areas" means common hallways, corridors, walkways and footpaths, foyers and lobbies, parking lots, driveways, landscaped areas, and such other areas within or adjacent to the Building which are subject to or are designed or intended solely for the common enjoyment, use and/or benefits of the tenants of the Property.

2.2           Adjustments.  The Monthly Basic Rent at the Commencement Date (as hereinafter defined) is based on the Leased Premises containing the rentable square footage set forth in Article 1.8 above.

3.    LEASE TERM, COMMENCEMENT DATE

3.1           Lease Term.  The Lease Term shall begin on the Commencement Date and shall be for the period set forth in Article 1. 10 above, plus any period of less than one (1) month between the Commencement Date and the first day of the next succeeding calendar month, unless sooner terminated in accordance with the further provisions of this Lease.

4.    SECURITY DEPOSIT

Tenant shall pay to Landlord, upon the execution of this Lease, the Security Deposit set forth in Article 1. 13 above as security for the performance by Tenant of its obligations under this Lease, which amount shall be returned to Tenant after the expiration or earlier termination of this Lease, provided that Tenant shall have fully performed all of its obligations contained in this Lease.  The Security Deposit, at the election of Landlord, may be retained by Landlord as and for its full damages or may be applied in reduction of any loss and/or damage sustained by Landlord by reason of the occurrence of any breach, nonperformance or default by Tenant under this Lease without the waiver of any other right or remedy available to Landlord at law, in equity or under the terms of this Lease.  If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written notice from Landlord, deposit with Landlord immediately available funds in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease.  Tenant acknowledges and agrees that in the event Tenant shall file a voluntary petition pursuant to the Bankruptcy Code or any successor thereto, or if an involuntary petition is filed against Tenant pursuant to the Bankruptcy Code or any successor thereto, then Landlord may apply the Security Deposit towards those obligations of Tenant to Landlord which accrued prior to the filing of such petition.  Tenant acknowledges further that the Security Deposit may be commingled with Landlord's other funds and that Landlord shall be entitled to retain any interest earnings thereon.  In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the Security Deposit to Landlord's successor in interest, whereupon Landlord shall be released from liability by Tenant for the return of such deposit or the accounting therefore.

EXHIBIT 10.1 - continued

5.    RENT; RENT TAX;  ADDITIONAL RENT

5.1           Payment of Rent.  Tenant shall pay to Landlord the Monthly Basic Rent set forth in Article 1.12 above, subject to adjustment as provided herein.  The Monthly Basic Rent shall be paid, on or before the first day of each and every calendar month during the Lease Term, in advance, without notice or demand and without abatement, deduction or set-off.  If the Commencement Date is other than the first day of a calendar month, the payment for the partial month following the Commencement Date shall be prorated and shall be payable on the first day of the first full calendar month of the Lease Term.  The Monthly Basic Rent for the first full month of the Lease Term shall be paid on February 1, 2008.  All payments requiring proration shall be prorated on the basis of a thirty (30) day month.  In addition, all payments to be made under this Lease shall be paid in lawful money of the United States of America to Landlord or its agent at the address set forth in Article 1.3 above, or to such other person or at such other place as Landlord may from time to time designate in writing.

5.2           Rent Tax.  In addition to the Monthly Basic Rent and Additional Rent, Tenant shall pay to Landlord, together with the installments of Monthly Basic Rent and payments of Additional Rent, an amount equal to any governmental taxes, including, without limitation, any sales, rental, occupancy, excise, use or transactional privilege taxes assessed or levied upon Landlord with respect to any and all amounts paid by Tenant to Landlord hereunder, as well as all taxes assessed or imposed upon Landlord's gross receipts or gross income from leasing the Leased Premises to Tenant, including, without limitation, transaction privilege taxes, education excise taxes, any tax now or hereafter imposed by the City of Scottsdale, the State of Arizona, any other governmental body, and any taxes assessed or imposed in lieu of or in substitution of any of the foregoing taxes.  Such taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or net income tax assessed against Landlord.

5.3           Additional Rent.  In addition to Monthly Basic Rent, all other amounts to be paid by Tenant to Landlord pursuant to this Lease (including amounts to be paid by Tenant pursuant to Article6 below shall be deemed to be Additional Rent, whether or not designated as such, and shall be due and payable within five (5) days after receipt by Tenant of Landlord's statement or together with the next succeeding installment of Monthly Basic Rent, whichever shall first occur.  Landlord shall have the same remedies for the failure to pay Additional Rent as for the nonpayment of Monthly Basic Rent.

6.    OPERATING COSTS

6.1           Tenant's Obligation for Costs.  The Monthly Basic Rent does not include amounts attributable to Tenant's share of Taxes (defined below) or the cost of the use, management, repair, service, insurance, condition, operation and maintenance of the Building and the Property.  Tenant shall pay to Landlord, in addition to the Monthly Basic Rent, in accordance with the further provisions of this Article 6, an amount per rentable square foot of the Leased Premises equal to the total  Operating Costs (as hereinafter defined) multiplied by Tenant's Pro Rata Share.

6.2           Landlord's Estimate.  Landlord shall furnish Tenant an estimate of Tenant's Pro Rata Share of the Operating Costs for each calendar year commencing with the Commencement Date.  In addition, Landlord may, from time to time, furnish Tenant a revised estimate of Operating Costs should Landlord anticipate any increase in Operating Costs from that set forth in a prior estimate.  Commencing with the first month to which an estimate applies, Tenant shall pay, in addition to the installments of Monthly Basic Rent, an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Pro Rata Share of the Property's annual Operating Costs.  Within one hundred twenty (120) days after the expiration of each calendar year or such longer period of time as may be necessary to compile such statement, Landlord shall deliver to Tenant a statement of the actual Operating Costs for such calendar year.  If the actual Operating Costs for such calendar year are more or less than the estimated Operating Costs, a proper adjustment shall be made.   Any excess amounts paid by Tenant shall be refunded to Tenant with such statement or, at Landlord's option, may be applied to any amounts then payable by Tenant to Landlord or to the next maturing  installment of Monthly Basic Rent or Additional Rent.  Any deficiency between the estimated and actual Pro Rata Share of Operating Costs shall be paid by Tenant to Landlord concurrently with the installment of Monthly Basic Rent next due.  Any amount owing for a fractional calendar year in the first or final year of the Lease Term shall be prorated.

EXHIBIT 10.1 - continued

6.3           Operating Costs - Defined.  For the purposes of this Lease, "Operating Costs" shall mean all costs and expenses accrued, paid or incurred by Landlord, or on Landlord's behalf, in respect of the use, management, repair, service, insurance, condition, operation and maintenance of the Building and the Property, including but not limited to the following:

(a)           Salaries, wages and benefits of all persons who perform duties in connection with landscaping, parking, janitorial and general cleaning services, security services and any and all other employees engaged by or on behalf of Landlord;

(b)            Payroll taxes, workmen's compensation, uniforms and related expenses for such employees;

(c)           The cost of all charges for oil, gas, steam, electricity, any alternate source of energy, heat, ventilation, air-conditioning, refrigeration, water, sewer service, trash collection, pest control and all other utilities, together with any taxes on such utilities;

(d)           The cost of painting non-tenant space, including the Building Common Areas;

(e)           The cost of all charges for rent, casualty, liability, fidelity and other insurance maintained by Landlord, including any deductible amounts incurred with respect to an insured loss;

(f)           The cost of all supplies (including cleaning supplies), tools, materials, equipment and personal property, the rental thereof and sales, transaction privilege, excise and other taxes thereon;

(g)           The cost of all charges for window and other cleaning, janitorial, security, refuse, lot sweeping and pest control services;

(h)           The cost of charges for independent contractors that work on the Building, excluding work performed with respect to a particular tenant’s lease space;

(i)           The cost of repairs and replacements made by Landlord at its expense and the fees and other charges for maintenance and service agreements, excluding structural repairs and replacement of heating, air conditioning and mechanical equipment directly related to the premises of a tenant in the Building other than Tenant;

(j)	The cost of exterior landscaping;

(k)           Costs relating to the operation and maintenance of all real property and improvements appurtenant to the Property, including, without limitation, all parking areas, service areas, walkways and landscaping;

(l)           The cost of alterations and improvements made by reason of the laws and requirements of any public authorities or the requirements of insurance bodies;

(m)           All management fees and other charges for management services and overhead costs (including travel and related expenses), whether provided by an independent management company, Landlord or an affiliate of Landlord, not to exceed, however, the then prevailing range of rates charged in comparable buildings in the Phoenix, Arizona metropolitan area;

(n)           The cost of any capital improvements or additions which improve the comfort or amenities available to tenants of the Building, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition;

(o)           The cost of any capital improvements or additions which are intended to enhance the safety of the Property or reduce (or avoid increases in) Operating Costs, provided, however, that any such costs shall be amortized with interest over the useful life of the improvement or addition;

EXHIBIT 10.1 - continued

(p)           The cost of licenses and permits, inspection fees and reasonable legal, accounting and other professional fees and expenses, excluding such fees and expenses that are directly related to a tenant in the Building other than Tenant;

(q)           Taxes (as hereinafter defined);

(r)           Costs relating to the use, management, repair, service, insurance, condition, operation and maintenance of the Building Common Areas;

(s)           All other charges properly allocable to the use, management, repair, service, insurance, condition, operation and maintenance of the Property in accordance with generally accepted accounting principles.

6.4           Operating Costs - Exclusions.  Excluded from Operating Costs shall be the following:  (a)  depreciation; (b) interest on and amortization of debts, except to the extent expressly included pursuant to Article 6.3 above; (c) leasehold improvements, including redecorating made for tenants of the Building; (d) brokerage commissions and advertising expenses for procuring tenants for the Building or the Property; (e) refinancing costs; (f) the cost of any repair, replacement or addition which would be required to be capitalized under general accepted accounting principles, except to the extent expressly included pursuant to Article 6.3 above; and (g) the cost of any item included in Operating Costs under Article 6.3 above to the extent that such cost is reimbursed or paid directly by an insurance company, condemnor, a tenant of the Building or any other party.

6.5           Taxes - Defined.  For the purposes of this Lease, "Taxes" shall mean and include all real property taxes, general and special assessments, assessments under any covenants, conditions and restrictions encumbering the Property, foreseen as well as unforeseen, which are levied or assessed upon or with respect to the Property, any improvements, fixtures, equipment and other property of Landlord, real or personal, located on the Property and used in connection with the operation of all or any portion of the Property, as well as any tax, surcharge or assessment which shall be levied or assessed in addition to or in lieu of such real or personal property taxes and assessments.  Taxes shall also include any expenses incurred by Landlord in contesting the amount or validity of any real or personal property taxes and assessments.  Taxes shall not, however, include any franchise, gift, estate, inheritance, conveyance, transfer or income tax assessed against Landlord.

6.6           No Waiver.  The failure by Landlord to furnish Tenant with a statement of Operating Costs shall not constitute a waiver by Landlord of its right to require Tenant to pay excess Operating Costs per rentable square foot.

6.7           Tenant's “Pro Rata Share” Defined.   Tenant's “Pro Rata Share” shall mean the ratio that the gross leasable floor area of the Premises bears to the total gross leasable floor area of all completed buildings on the Property.  The total gross leasable floor area is currently 73,320 square feet.

7.    CONDITION, REPAIRS AND ALTERATIONS

7.1           Alterations and Improvements.  Tenant may place partitions and fixtures and may make improvements and other alterations to the interior of the Leased Premises at Tenant's expense, provided, however, that prior to commencing any such work, Tenant shall first obtain the written consent of Landlord to the proposed work, including the plans, specifications, the proposed architect and/or contractor(s) for such alterations and/or improvements and the materials used in connection with such alterations, including, without limitation, paint, carpeting, wall or window coverings and the use of carpet glues and other chemicals for installation of such materials.  At least ten (10) days prior to the commencement of any construction in the Leased Premises, Tenant shall deliver to Landlord copies of the plans and specifications for the contemplated work and shall identify the contractor(s) selected by Tenant to perform such work.  Landlord may require that the work be done by Landlord's own employees, its construction contractors, or under Landlord's direction, but at the expense of Tenant, and Landlord may, as a condition to consenting to such work, require that Tenant provide security adequate in Landlord's judgment so that the improvements or other alterations to the Leased Premises will be completed in a good, workmanlike and lien free manner.  Landlord may also require that any work done to the interior of the Leased Premises be subject to the supervision of Landlord or its designee.  All such improvements or alterations must conform to and be in substantial accordance in quality and appearance with the quality and appearance of improvements in a first-class institutional grade building.  All such improvements shall be the property of Landlord.  In the event Landlord consents to the use by Tenant of its own architect and/or contractor for the installation of any such alterations or improvements, prior to the commencement of such work, Tenant shall provide Landlord with evidence that Tenant's contractor has procured worker's compensation, liability and property damage insurance (naming Landlord as an additional insured) in a form and in an amount approved by Landlord, and evidence that Tenant's architect and/or contractor has procured the necessary permits, certificates and approvals from the appropriate governmental authorities.  Tenant acknowledges and agrees that any review by Landlord of Tenant's plans and specifications and/or right of approval exercised by Landlord with respect to Tenant's architect and/or contractor is for Landlord's benefit only and Landlord shall not, by virtue of such review or right of approval, be deemed to make any representation, warranty or acknowledgment to Tenant or to any other person or entity as to the adequacy of Tenant's plans and specifications or as to the ability, capability or reputation of Tenant's architect and/or contractor.  Landlord approves Pinnacle Design as Tenant’s architect.

EXHIBIT 10.1 - continued

7.2           Tenant's Obligations.  Tenant shall, at Tenant's sole cost and expense, maintain the Leased Premises in a clean, neat and sanitary condition and shall keep the Leased Premises and every part thereof in good condition and repair except where the same is required to be done by Landlord.  Tenant shall be responsible for maintaining, repairing, and replacing (as necessary) the HVAC for the Premises.  At the beginning of this initial lease term Landlord shall service all existing HVAC, mechanical and plumbing systems to make sure they are in good working order.  Tenant shall be responsible for maintaining the electrical, plumbing, lighting, and other mechanical systems within the Premises.  Tenant shall be responsible for its own separately metered water, electricity, phone and other utilities, and Tenant's trash collection, janitorial service and lighting.  Tenant hereby waives all rights to make repairs at the expense of Landlord as provided by any law, statute or ordinance now or hereafter in effect.  All of Tenant's alterations and/or improvements are the property of the Landlord, and Tenant shall, upon the expiration or earlier termination of the Lease Term, surrender the Leased Premises, including Tenant's alterations and/or improvements, to Landlord, janitorial clean and in the same condition as when received, ordinary wear and tear excepted.  Except as set forth in Article 7.4 below, Landlord has no obligation to construct, remodel, improve, repair, decorate or paint the Leased Premises or any improvement thereon or part thereof.  Tenant shall pay for the cost of all repairs to the Leased Premises not required to be made by Landlord and shall be responsible for any redecorating, remodeling, alteration and painting during the Lease Term as Tenant deems necessary.  Tenant shall pay for any repairs to the Leased Premises, the Building and the Property made necessary by any negligence or carelessness of Tenant, its employees or invitees.

7.3           Landlord's Obligations.  Landlord shall (a) make all necessary repairs to the exterior walls, exterior doors, roofs, and windows of the Building, and (b) keep the Building and the Building Common Areas in a clean, neat and attractive condition, but Landlord shall not be liable or responsible for breakdowns or interruptions in service when reasonable efforts are made to restore such service.  The cost of all such maintenance and repair shall be Operating Costs for which Tenant will be liable for its Pro Rata Share.

7.4           Removal of Alterations.  Upon the expiration or earlier termination of this Lease, Tenant shall remove from the Leased Premises all movable trade fixtures and other movable personal property, and shall promptly repair any damage to the Leased Premises, the Building and/or the Property caused by such removal.  All such removal and repair shall be entirely at Tenant's sole cost and expense.  At any time within fifteen (15) days prior to the scheduled expiration of the Lease Term or immediately upon any termination of this Lease, Landlord may require that Tenant remove from the Leased Premises any  trade fixtures, equipment, shelving, cabinet units or movable furniture (and other personal property) designated by Landlord to be removed.  In such event, Tenant shall, in accordance with the provisions of Article 7.2 above, complete such removal (including the repair of any damage caused thereby) entirely at its own expense and within fifteen (15) days after notice from Landlord.  All repairs required of Tenant pursuant to the provisions of this Article 7.5 shall be performed in a manner satisfactory to Landlord, and shall include, but not be limited to, repairing plumbing, electrical wiring and holes in walls, restoring damaged floor and/or ceiling tiles, repairing any other cosmetic damage, and cleaning the Leased Premises.

EXHIBIT 10.1 - continued

7.5           No Abatement.  Except as provided herein, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease, including without limitation, Tenant's obligation to pay Monthly Basic Rent and Additional Rent, be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted to make pursuant to the terms of this Lease or by any other tenant's Lease or are required by law to be made in and to any portion of the Leased Premises, the Building or the Property.  Landlord shall, nevertheless, use reasonable efforts to minimize any interference with Tenant's business in the Leased Premises.

8.    SERVICES

Landlord does not warrant that any services which Landlord may supply will be free from interruption.  Tenant acknowledges that any one or more of such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or by causes beyond the reasonable control of Landlord.  Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Monthly Basic Rent or Additional Rent by reason of any disruption of the services to be provided by Landlord pursuant to this Lease.

9.    LIABILITY AND PROPERTY INSURANCE

9.1           Liability Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of commercial general liability insurance for personal injury (including wrongful death) and damage to property covering (a) any occurrence in the Leased Premises, (b) any act or omission by Tenant, by any subtenant of Tenant, or by any of their respective invitees, agents, servants or employees anywhere in the Leased Premises and the Property, (c) the business operated by Tenant and by any subtenant of Tenant in the Leased Premises, and (d) the contractual liability of Tenant to Landlord pursuant to the indemnification provisions of Article 16.1 below, which coverage shall not be less than Two Million and No/100 Dollars ($2,000,000.00) per occurrence and Two Million and No/100 Dollars ($2,000,000.00) combined single limit.  If Landlord shall so request, Tenant shall increase the amount of such liability insurance to the amount then customary for premises and uses similar to the Leased Premises and Tenant's use thereof.  The liability policy or policies shall contain an endorsement naming Landlord, its partners, members or shareholders (as applicable), Landlord's lender and management agent and any persons, firms or corporations designated by Landlord as additional insureds, and shall provide that the insurance carrier shall have the duty to defend and/or settle any legal proceeding filed against Landlord seeking damages based upon bodily injury or property damage liability even if any of the allegations of such legal proceedings are groundless, false or fraudulent.

9.2           Property Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of insurance with "Special Form Coverage," including coverage for vandalism or malicious mischief, insuring the Tenant Improvements as defined on Exhibit H hereto and Tenant's alterations and/or improvements made pursuant to Article 7.2 above and Tenant's stock in trade, furniture, personal property, fixtures, equipment and other items in the Leased Premises, with coverage in an amount equal to the full replacement cost thereof.

9.3           Worker's Compensation Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of worker's compensation insurance with an insurance carrier and in amounts approved by the Industrial Commission of the State of Arizona.

9.4           Business Interruption Insurance.  Tenant shall, during the Lease Term, keep in full force and effect, a policy or policies of business interruption insurance in an amount equal to twelve (12) installments of Monthly Basic Rent and Additional Rent payable to Landlord, together with the taxes thereon, insuring Tenant against losses sustained by Tenant as a result of any cessation or interruption of Tenant's business in the Leased Premises for any reason.

EXHIBIT 10.1 - continued

9.5           Insurance Requirements.  Each insurance policy and certificate thereof obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord, its members, partners and any persons, firms or corporations designated by Landlord with at least thirty (30) days prior written notice of any material change, non-renewal or cancellation of the policy.  Each such insurance policy shall be with an insurance company authorized to do business in the State of Arizona and rated not less than A VIII in the then most current edition of "Best's Key Rating Guide".  Certified copies of all insurance policies evidencing the coverage under each such policy, as well as a certified copy of the required additional insured endorsement(s) shall be delivered to Landlord prior to commencement of the Lease Term.  Each such policy shall provide that any loss payable thereunder shall be payable notwithstanding (a) any act, omission or neglect by Tenant or by any subtenant of Tenant, or (b) any occupation or use of the Leased Premises or any portion thereof by Tenant or by any subtenant of Tenant for purposes more hazardous than permitted by the terms of such policy or policies, or (c) any foreclosure or other action or proceeding taken by any mortgagee or trustee pursuant to any provision of any mortgage or deed of trust covering the Leased Premises, the Building or the Property, or (d) any change in title or ownership of the Property.  All insurance policies required pursuant to this Article 9 shall be written as primary policies, not contributing with or in excess of any coverage which Landlord may carry.  Tenant shall procure and maintain all policies entirely at its own expense and shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with certified copies of replacement policies or renewal certificates for existing policies in conformance with Accord Form No. 27 (March 1993).  Tenant shall not do or permit to be done anything which shall invalidate the insurance policies maintained by Landlord or the insurance policies required pursuant to this Article 9 or the coverage thereunder.  If Tenant or any subtenant of Tenant does or permits to be done anything which shall increase the cost of any insurance policies maintained by Landlord, then Tenant shall reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant or any subtenant of Tenant causing such increase in the cost of insurance.  Any such amount shall be payable as Additional Rent within five (5) days after receipt by Tenant of a bill from Landlord.  All policies of insurance (other than the policy of property insurance described in Article 9.2) shall name both Landlord and Tenant (and/or such other party or parties as Landlord may require) as insureds and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord.  In addition, the policy of property insurance described in Article 9.2 shall name Landlord (and Landlord's Lender, if Landlord shall so require) as a co-loss payee.

9.6           Co-Insurance.  If on account of the failure of Tenant to comply with the provisions of this Article 9, Landlord is deemed a co-insurer by its insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant, and shall be paid by Tenant within five (5) days after receipt of a bill therefor.

9.7           Adequacy of Insurance.  Landlord makes no representation or warranty to Tenant that the amount of insurance to be carried by Tenant under the terms of this Lease is adequate to fully protect Tenant's interests.  If Tenant believes that the amount of any such insurance is insufficient, Tenant is encouraged to obtain, at its sole cost and expense, such additional insurance as Tenant may deem desirable or adequate.  Tenant acknowledges that Landlord shall not, by the fact of approving, disapproving, waiving, accepting, or obtaining any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of such insurance, the solvency of any insurance companies or the payment or defense of any lawsuit in connection with such insurance coverage, and Tenant hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

10.    RECONSTRUCTION

10.1           Insured Damage.  In the event the Leased Premises are damaged during the Lease Term by fire or other perils covered by Landlord's insurance, Landlord shall:

(a)           Subject to Force Majeure, within a period of ninety (90) days after receipt by Landlord of insurance proceeds and the adjustment of the loss with the Superior Mortgagee and/or the Superior Lessor, as the case may be, and its insurer, and provided there is not then in existence of an Event of Default, commence repair, reconstruction and restoration of the Leased Premises and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect.

EXHIBIT 10.1 - continued

(b)           In the event of a partial or total destruction of either the Leased Premises, the Building, or the Property during the last two (2) years of the Lease Term, Landlord shall have the option to terminate this Lease upon giving written notice to Tenant within sixty (60) days after such destruction.  For purposes of this Article 10, "partial destruction" shall be deemed destruction to an extent of at least thirty-three and one-third percent (33.33%) of the then full replacement cost of the Leased Premises, the Building, or the Property as of the date of destruction.

(c)           In the event that Superior Mortgagee shall require that insurance proceeds be applied against the principal balance due on the Superior Mortgage (defined below), then Landlord may, at Landlord's option and upon sixty (60) days written notice to Tenant, elect to terminate this Lease.

10.2           Uninsured Damage.  In the event the Leased Premises, the Building or the Property shall be damaged as a result of any casualty not covered by Landlord's insurance, to any extent whatsoever, Landlord may, subject to Force Majeure, within one hundred eighty (180) days following the date of the casualty, commence repair, reconstruction or restoration of the Leased Premises, in which event this Lease shall continue in full force and effect, or within such one hundred eighty (180) day period elect not to so repair, reconstruct or restore the Leased Premises, the Building or the Property, as the case may be, in which event this Lease shall cease and terminate.  In either event, Landlord shall give Tenant written notice of Landlord's intention within such one hundred eighty (180) day period.

10.3           Reconstruction.  In the event of any reconstruction of the Leased Premises, the Building or the Property pursuant to this Article 10, such reconstruction shall be in conformity with all city, county, state and federal ordinances, rules and regulations then in existence, as the same may be interpreted and enforced.  Notwithstanding that all reconstruction work shall be performed by Landlord's contractor unless Landlord shall otherwise agree in writing, Landlord's obligation to reconstruct the Leased Premises shall be only to the comparable condition of the Leased Premises immediately prior to the Commencement Date.  Landlord's obligation to repair and reconstruct the Leased Premises shall be limited to the amount of net proceeds of insurance received by Landlord, subject to reduction pursuant to Article 10.1(c) above.  Any extra expenses incurred by Landlord in the reconstruction of the Leased Premises, the Building or any other portion of the Property as a result of the violation by Tenant of the terms and conditions set forth in Article 34 below shall be borne by Tenant.  Tenant, at Tenant's sole cost and expense, shall be responsible for the repair and restoration of all items of the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to Article 7.2 and the replacement of Tenant's stock in trade, trade fixtures, furniture, furnishings and equipment.  Tenant shall commence the installation of fixtures, equipment and merchandise promptly upon delivery to Tenant of possession of the Leased Premises and shall diligently prosecute such installation to completion.

10.4           Termination.  Upon any termination of this Lease under any of the provisions of this Article 10, Landlord and Tenant each shall be released without further obligations to the other coincident with the surrender of possession of the Leased Premises to Landlord, except for items which have previously accrued and remain unpaid.  In the event of termination, all proceeds from Tenant's property insurance coverage and covering the Tenant Improvements or Tenant's improvements and/or alterations installed pursuant to Article 7.2, but excluding proceeds for trade fixtures, merchandise, signs and other removable personal property, shall be disbursed and paid to Landlord, less the unamortized portion of the Tenant Improvements initially installed by Tenant.

10.5           Abatement.  In the event of repair, reconstruction and restoration of the Leased Premises, the Minimum Monthly Rental and Additional Rent shall be abated proportionately with the degree to which Tenant's use of the Leased Premises is impaired commencing from the date of destruction and continuing during the period of such repair, reconstruction or restoration.  Tenant shall continue the operation of Tenant's business at the Leased Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management.  Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises, or the building of which the Leased Premises are a part, Tenant's personal property or for any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

EXHIBIT 10.1 - continued

10.6           Waiver.  Tenant hereby waives any statutory and common law rights of termination which may arise by reason of any partial or total destruction of the Leased Premises which Landlord is obligated to restore or may restore under any of the provisions of this Lease, including the provisions of A.R.S. § 33-343.

11.    WAIVER OF SUBROGATION

Tenant hereby waives its rights and the subrogation rights of its insurer against Landlord and any other tenants of space in the Building or the Property, as well as their respective members, officers, employees, agents, authorized representatives and invitees, with respect to any claims including, but not limited to, claims for injury to any persons, and/or damage to the Leased Premises and/or any fixtures, equipment, personal property, furniture, improvements and/or alterations in or to the Leased Premises, which are caused by or result from (a) risks or damages required to be insured against under this Lease, or (b) risks and damages which are insured against by insurance policies maintained by Tenant from time to time.  Tenant shall obtain for Landlord from its insurers under each policy required by this Lease a waiver of all rights of subrogation which such insurers of Tenant might otherwise have against Landlord.

12.    LANDLORD'S RIGHT TO PERFORM TENANT OBLIGATIONS

All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of Monthly Basic Rent or Additional Rent.  If Tenant shall fail to pay any sum of money, other than Monthly Basic Rent, required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after notice thereof by Landlord (or such shorter period of time as may be reasonable following oral notice to Tenant's personnel in the Leased Premises), Landlord may (but shall not be obligated to do so) without waiving or releasing Tenant from any of Tenant's obligations, make any such payment or perform any such other act on behalf of Tenant.  All sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the greater of (a) eighteen percent (18%) per annum or (b) the rate of interest per annum publicly announced, quoted or published, from time to time, by Bank of America, at its Phoenix, Arizona office as its "reference rate" plus four (4) percentage points, from the date of such payment by Landlord until reimbursement in full by Tenant (the "Default Rate"), shall be payable to Landlord as Additional Rent with the next monthly installment of Annual Basic Rent; provided, however, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

13.    DEFAULT AND REMEDIES

13.1           Event of Default.  The occurrence of any one or more of the following events will constitute an "Event of Default" on the part of Tenant:

(a)           Failure to pay any installment of Monthly Basic Rent, any Additional Rent or any other sum required to be paid by Tenant under this Lease, and such failure shall continue for five (5) days;

(b)           Failure to perform any of the other covenants or conditions which Tenant is required to observe and perform (except failure in the payment of Monthly Basic Rent, Additional Rent or any other monetary obligation contained in this Lease) and such failure shall continue for fifteen (15) days (or such shorter period of time as may be specified by Landlord in the event of an emergency) after written notice thereof by Landlord to Tenant, provided that if such default is other than the payment of money and cannot be cured within such fifteen (15) day period, then an Event of Default shall not have occurred if Tenant, within such fifteen (15) day period, commences to cure such failure and diligently in good faith prosecutes the same to completion and furnishes evidence thereof to Landlord within thirty (30) days thereafter;

EXHIBIT 10.1 - continued

(c)           If any warranty, representation or statement made by Tenant to Landlord in connection with this Lease is or was materially false or misleading when made or furnished;

(d)           The occurrence of an Event of Default under any other agreement between Landlord and Tenant;

(e)           Failure to conduct business operations within the Leased Premises for five (5) consecutive days;

(f)           If Tenant makes a bulk sale of its goods or moves or commences, attempts or threatens to move its goods, equipment and personal property out of the Leased Premises;

(g)           The levy of a writ of attachment or execution or other judicial seizure of substantially all of Tenant's assets or its interest in this Lease, such attachment, execution or other seizure remaining undismissed or discharged for a period of thirty (30) days after the levy thereof;

(h)           The filing of any petition by or against Tenant or any Guarantor to declare Tenant or any Guarantor a bankrupt or to delay, reduce or modify Tenant's or any Guarantor's debts or obligations, which petition is not discharged within forty five (45) days after the date of filing;

(i)           The filing of any petition or other action taken to reorganize or modify Tenant's or any Guarantor's capital structure, which petition is not discharged within forty five (45) days after the date of filing;

(j)           If Tenant or any Guarantor shall be declared insolvent according to law;

(k)	A general assignment by Tenant or any Guarantor for the benefit of creditors;

(1)           The appointment of a receiver or trustee for Tenant or any Guarantor or all or any of their respective property, which appointment is not discharged within forty five (45) days after he date of filing;

(m)           The filing by Tenant or any Guarantor of a voluntary petition pursuant to the Bankruptcy Code or any successor thereto or the filing of an involuntary petition against Tenant or any Guarantor pursuant to the Bankruptcy Code or any successor legislation, which petition is not discharged within forty five (45) days after the date of filing; or

(n)           The occurrence of an Event of Default or other breach by Tenant under the other provisions of this Lease.

13.2           Remedies.  Upon the occurrence of an Event of Default under this Lease by Tenant, Landlord may, without prejudice to any other rights and remedies available to a landlord at law, in equity or by statute, Landlord may exercise one or more of the following remedies, all of which shall be construed and held to be cumulative and non-exclusive: (a) Terminate this Lease and re-enter and take possession of the Leased Premises, in which event, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purposes of reletting the Leased Premises and the costs and expenses incurred in respect of such repairs, redecorating and refurbishments and the expenses of such reletting (including brokerage commissions) shall be paid by Tenant to Landlord within five (5) days after receipt of Landlord's statement; or (b) Without terminating this Lease, re-enter and take possession of the Leased Premises; or (c) Without such re-entry, recover possession of the Leased Premises in the manner prescribed by any statute relating to summary process, and any demand for Monthly Basic Rent, re-entry for condition broken, and any and all notices to quit, or other formalities of any nature to which Tenant may be entitled, are hereby specifically waived to the extent permitted by law; or (d) Without terminating this Lease, Landlord may relet the Leased Premises as Landlord may see fit without thereby avoiding or terminating this Lease, and for the purposes of such reletting, Landlord is authorized to make such repairs, redecorating, refurbishments or improvements to the Leased Premises as may be necessary in the reasonable opinion of Landlord acting in good faith for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all costs and expenses of such repairs, redecorating and refurbishments and expenses of such reletting (including brokerage commissions) and the collection of rent accruing therefrom) each month to equal the Monthly Basic Rent and Additional Rent payable hereunder, then Tenant shall pay such deficiency each month within five (5) days after receipt of Landlord's statement; or (e) Landlord may declare immediately due and payable all the remaining installments of Monthly Basic Rent and Additional Rent, and such amount, less the amount Tenant proves, if any, could reasonably expect to be recovered by Landlord through the releasing of the Leased Premises for the remainder of the Lease Term, shall be paid by Tenant within five (5) days after receipt of Landlord's statement.  Landlord shall not by re-entry or any other act, be deemed to have terminated this Lease, or the liability of Tenant for the total Monthly Basic Rent and Additional Rent reserved hereunder or for any installment thereof then due or thereafter accruing, or for damages, unless Landlord notifies Tenant in writing that Landlord has so elected to terminate this Lease.  After the occurrence of an Event of Default, the acceptance of Monthly Basic Rent or Additional Rent, or the failure to re-enter by Landlord shall not be deemed to be a waiver of Landlord's right to thereafter terminate this Lease and exercise any other rights and remedies available to it, and Landlord may re-enter and take possession of the Leased Premises as if no Monthly Basic Rent or Additional Rent had been accepted after the occurrence of an Event of Default.  Upon an Event of Default, Tenant shall also pay to Landlord all costs and expenses incurred by Landlord, including court costs and attorneys' fees, in retaking or otherwise obtaining possession of the Leased Premises, removing and storing all equipment, fixtures and personal property on the Leased Premises and otherwise enforcing any of Landlord's rights, remedies or recourses arising as  a result of an Event of Default.

EXHIBIT 10.1 - continued

13.3           Additional Remedies.  All of the remedies given to Landlord in this Lease in the event Tenant commits an Event of Default are in addition to all other rights or remedies available to a landlord at law, in equity or by statute, including, without limitation, the right to seize and sell all goods, equipment and personal property of Tenant located in the Leased Premises and apply the proceeds thereof to all due and unpaid Monthly Basic Rent, Additional Rent and other amounts owing under the Lease.  All rights, options and remedies available to Landlord shall be construed and held to be cumulative, and no one of them shall be exclusive of the other.  Upon the occurrence of an Event of Default, all rights, privileges and contingencies which may be exercised by Tenant under the Lease, including, without limitation, options to renew, extend and expand, as well as relocation rights, contraction rights and any other rights which may be exercised by Tenant during the Lease Term, shall be void and of no further force and effect.

13.4           Interest on Past Due Amounts.  In addition to the late charge described in Article 14 below, if any installment of Monthly Basic Rent or Additional Rent is not paid promptly when due, it shall bear interest at the Default Rate; provided, however, this provision shall not relieve Tenant from any default in the making of any payment at the time and in the manner required by this Lease; and provided, further, in no event shall the Default Rate exceed the maximum rate (if any) permitted by applicable law.

13.5           Landlord Default.  In the event Landlord should neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed, and such failure continues for thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord shall fail to commence the curing of such default within such thirty (30) day period and proceed diligently thereafter), then Landlord shall be responsible to Tenant for any actual damages sustained by Tenant as a result of Landlord's breach, but not special or consequential damages.  Should Tenant give written notice to Landlord to correct any default, Tenant shall give similar notice to the holder of any mortgages or deeds of trust against the Building or the lessor of any ground lease, and prior to any cancellation of this Lease, the holder of such mortgage or deed of trust and/or the lessor under such ground lease shall be given a reasonable period of time to correct or remedy such default.  If and when such holder of such mortgage or deed of trust and/or the lessor under any such ground lease has made performance on behalf of Landlord, the default of Landlord shall be deemed cured.

Notwithstanding any other provisions in this Lease, any claim which Tenant may have against Landlord for failure to perform or observe any of the covenants, provisions or conditions contained in this Lease shall be deemed waived unless such claim is asserted by written notice thereof to Landlord within ten (10) days of commencement of the alleged default or occurrence of the cause of action and unless suit be brought thereon within six (6) months subsequent to the occurrence of such cause of action.  Tenant shall have no right to terminate this Lease, except as expressly provided elsewhere in this Lease.

EXHIBIT 10.1 - continued

14.    LATE PAYMENTS

Tenant hereby acknowledges that the late payment by Tenant to Landlord of any installment of Monthly Basic Rent, any Additional Rent or any other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include but are not limited to processing, administrative and accounting costs.  Accordingly, if any installment of Monthly Basic Rent, any Additional Rent or any other sum due from Tenant shall not be received by Landlord within five business (5) days after the date when due, Tenant shall pay to ]Landlord a late charge equal to five percent (5%) of such overdue amount or Two Hundred and No/100 Dollars ($200.00), whichever is greater.  Tenant acknowledges that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant.  Neither assessment nor acceptance of a late charge by Landlord shall constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.  Nothing contained in this Article 14 shall be deemed to condone, authorize, sanction or grant to Tenant an option for the late payment of Monthly Basic Rent, Additional Rent or any other sum due hereunder.

15.    ABANDONMENT AND SURRENDER

15.1           Abandonment.  Tenant shall not vacate or abandon the Leased Premises at any time during the Lease Term.  No act or thing done by Landlord or by any agent or employee of Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises unless such acceptance is expressed in writing and duly executed by Landlord.  Unless Landlord so agrees in writing, the delivery of the key to the Leased Premises to any employee or agent of Landlord shall not operate as a termination of this Lease or as a surrender of the Leased Premises.

15.2           Surrender.  Tenant shall, upon the expiration or earlier termination of this Lease, peaceably surrender the Leased Premises, including any Tenant Improvements and Tenant's improvements and/or alterations installed pursuant to Article 7.2, in a janitorial clean condition and otherwise in as good condition as when Tenant took possession, except for (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal; (ii) loss by fire or other casualty, and (iii) loss by condemnation.  If Tenant shall abandon, vacate or surrender the Leased Premises, or be dispossessed by process of law or otherwise, any personal property and fixtures belonging to Tenant and left in the Leased Premises shall be deemed abandoned and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale.  Landlord may, however, if it so elects, remove all or any part of such personal property from the Leased Premises and the costs incurred by Landlord in connection with such removal, including storage costs and the cost of repairing any damage to the Leased Premises, the Building and/or the Property caused by such removal shall be paid by Tenant within five (5) days after receipt of Landlord's statement.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord all keys to the Leased Premises and shall inform Landlord of the combination of any vaults, locks and safes left on the Leased Premises.  The obligations of Tenant under this article 15.2 shall survive the expiration or earlier termination of this Lease.  Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on such delay.  Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Leased Premises for the express purpose of arranging a meeting with Landlord for a joint inspection of the Leased Premises.  In the event of Tenant's failure to give such notice or to participate in such joint inspection, Landlord's inspection at or after Tenant's vacation of the Leased Premises shall be conclusively deemed correct for purposes of determining Tenant's liability for repairs and restoration hereunder.

EXHIBIT 10.1 - continued

16.    INDEMNIFICATION AND EXCULPATION

16.1           Indemnification.  Tenant shall indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all claims, damages, losses, costs, liens, encumbrances, liabilities and expenses, including reasonable attorneys', accountants' and investigators' fees and court costs (collectively, the "Claims"), however caused, arising in whole or in part from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant in the Leased Premises, the Building and/or the Property, and shall further indemnify, protect, defend and hold Landlord harmless from and against, and shall be responsible for, all Claims arising in whole or in part from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising in whole or in part from any act, neglect, fault or omission by Tenant or by any invitee, servant, agent, employee or subtenant of Tenant anywhere in the Leased Premises, the Building and/or the Property.  In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all Claims resulting therefrom and shall defend such action or proceeding, if Landlord shall so request, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord.  The obligations of Tenant under this Article 16.1 shall survive the expiration or earlier termination of this Lease.

16.2           Exculpation.  Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property, injury and death to persons and all claims of any other nature resulting from Tenant's use of all or any part of the Leased Premises, the Building and/or the Property, and Tenant hereby waives all claims in respect thereof against Landlord.  Neither Landlord nor its agents or employees shall be liable for any damaged property of Tenant entrusted to any employee or agent of Landlord or for loss of or damage to any property of Tenant by theft or otherwise.  Landlord shall not be liable for any injury or damage to persons or property resulting from any cause, including, but not limited to, fire, explosion, falling plaster, steam, gas, electricity, sewage, odor, noise, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein, or from the roof of any structure on the Property, or from any streets or subsurfaces on or adjacent to the Building or the Property, or from any other place or resulting from dampness or any other causes whatsoever, unless caused solely by the gross negligence or wilful misconduct of Landlord.  Neither Landlord nor its employees or agents shall be liable for any defects in the Leased Premises, the Building and/or the Property, nor shall Landlord be liable for the negligence or misconduct, including, but not limited to, criminal acts, by maintenance or other personnel or contractors serving the Leased Premises, the Building and/or the Property, other tenants or third parties, unless Landlord is grossly negligent or guilty of willful misconduct.  All property of Tenant kept or stored on the Property shall be so kept or stored at the risk of Tenant only, and Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any Claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord and through no fault of Tenant.  None of the events or conditions set forth in this Article 16 shall be deemed a constructive or actual eviction or result in a termination of this Lease, nor shall Tenant be entitled to any abatement or reduction of Annual Basic Rent or Additional Rent by reason thereof.  Tenant shall give prompt notice to Landlord with respect to any defects, fires or accidents which Tenant observes in the Leased Premises, the Building and/or the Property.

17.    ENTRY BY LANDLORD

Landlord reserves and shall at any and all times have the right to enter the Leased Premises, to inspect the same, to supply janitorial service and other services to be provided by Landlord to Tenant hereunder, to submit the Leased Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve or repair the Leased Premises and any portion of the Building of which the Leased Premises are a part, without abatement of Monthly Basic Rent or Additional Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing that access into the Leased Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Leased Premises or any loss occasioned thereby.  For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon or about the Leased Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency in order to obtain entry to the Leased Premises, and any entry to the Leased Premises obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises or an eviction of Tenant from all or any portion of the Leased Premises.  Nothing in this Article 17 shall be construed as obligating Landlord to perform any repairs, alterations or maintenance except as otherwise expressly required elsewhere in this Lease.

EXHIBIT 10.1 - continued

18.    SUBSTITUTE PREMISES

Intentionally omitted.

19.    ASSIGNMENT AND SUBLETTING

19.1           Consent of Landlord Required.  Tenant shall not transfer or assign this Lease or any right or interest hereunder, or sublet the Leased Premises or any part thereof, without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld.  No transfer or assignment (whether voluntary or involuntary) or subletting shall be valid or effective without such prior written consent.  Should Tenant attempt to make or allow to be made any such transfer, assignment or subletting, except as aforesaid, and in any of the foregoing events Landlord may, at its option, treat such act as an Event of Default by Tenant.  Should Landlord consent to a transfer, assignment or subletting, such consent shall not constitute a waiver of any of the restrictions or prohibitions of this Article 19, and such restrictions or prohibitions shall apply to each successive transfer, assignment or subletting hereunder, if any.

19.2           Deemed Not To Be A Transfer. For the purposes of this Article 19, it is understood and agreed by Landlord that the Tenant is a public company and that the acquisition of all or a part of the stock of Tenant by another person or entity, public or private, or the merger of Tenant into another company, public or private, shall not be considered to be an unpermitted transfer and shall not require the prior written consent of Landlord, In any such event, Tenant will provide Landlord notice of such merger or acquisition.

19.3           Delivery of Information.  If Tenant wishes at any time to assign this Lease or sublet the Leased Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (a) the name of the proposed subtenant or assignee, (b) the nature of the proposed subtenant's or assignee's business to be carried on in the Leased Premises; (c) the terms and the provisions of the proposed sublease or assignment; and (d) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee.  Tenant's failure to comply with the provisions of this Article 19.3 shall entitle Landlord to withhold its consent to the proposed assignment or subletting.

19.4           Recapture.  If Tenant shall, without Landlord’s consent, assign its interst in this Lease or sublet all or any part of the Leased Premises, Landlord may, at its option, upon written notice to Tenant within thirty (30) days after Landlord's receipt of the information specified in Article 19.3 above, elect to recapture all of the Leased Premises, and within sixty (60) days after notice of such election has been given to Tenant, this Lease shall terminate. If  the Leased Premises are recaptured by Landlord pursuant to this Article 19.4, Tenant shall promptly execute and deliver to Landlord a termination agreement setting forth the termination date with respect to the Leased Premises or the recaptured portion thereof, and prorating the Monthly Basic Rent, Additional Rent and other charges payable hereunder to such date, in such event the Landlord shall reimburse the unamortized portion of the initial Tenant Improvements.  If Landlord does not elect to recapture as set forth above, Tenant may thereafter enter into a valid assignment or sublease with respect to the Leased Premises, provided that Landlord consents thereto pursuant to this Article 19, and provided further, that (a) such assignment or sublease is executed within ninety (90) days after Landlord has given its consent, (b) Tenant pays all amounts then owed to Landlord under this Lease, (c) there is not in existence an Event of Default as of the effective date of the assignment or sublease, (d) there have been no material changes with respect to the financial condition of the proposed subtenant or assignee or the business such party intends to conduct in the Leased Premises, and (e) a fully executed original of such assignment or sublease providing for an express assumption by the assignee or subtenant of all of the terms, covenants and conditions of this Lease is promptly delivered to Landlord.

EXHIBIT 10.1 - continued

19.5           Adjustment to Rental.  In the event Tenant assigns its interest in this Lease or Sublets the Leased Premises, the Monthly Basic Rent set forth in Article 1. 12 above, as adjusted, shall be increased effective as of the date of such assignment or subletting to the rent and other consideration payable by any such assignee or sublessee pursuant to such assignment or sublease if such assignee or sublessee is paying rent in excess of the Monthly Basic Rent as adjusted.  Notwithstanding the foregoing, in no event shall the Monthly Basic Rent after any such assignment or subletting be less than the Monthly Basic Rent specified in Article 1. 12 above, as adjusted.

19.6           No Release from Liability.  Landlord may collect Monthly Basic Rent and Additional Rent from the assignee, subtenant, occupant or other transferee, and apply the amount so collected, first to the installments of Monthly Basic Rent, then to any Additional Rent and other sums due and payable to Landlord, and the balance, if any, to Landlord, but no such assignment, subletting, occupancy, transfer or collection shall be deemed a waiver of Landlord's rights under this Article 19, or the acceptance of the proposed assignee, subtenant, occupant or transferee.  Notwithstanding any assignment, sublease or other transfer (with or without the consent of Landlord), Tenant shall remain primarily liable under this Lease and shall not be released from performance of any of the terms, covenants and conditions of this Lease.

19.7           Landlord's Expenses.  If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall pay or cause to be paid to Landlord, a transfer fee in an amount not less than Five Hundred and No/100 Dollars ($500.00) to reimburse Landlord for administrative expenses and for legal, accounting and other out of pocket expenses incurred by Landlord.

19.8           Assumption Agreement.  If Landlord consents to an assignment, sublease or other transfer by Tenant of all or any portion of Tenant's interest under this Lease, Tenant shall execute and deliver to Landlord, and cause the transferee to execute and deliver to Landlord, an instrument in the form and substance acceptable to Landlord in which (a) the transferee adopts this Lease and assumes and agrees to perform, jointly and severally with Tenant, all of the obligations of Tenant hereunder, (b) Tenant acknowledges that it remains primarily liable for the payment of Monthly Basic Rent, Additional Rent and other obligations under this Lease, (c) Tenant subordinates to Landlord's statutory lien, contract lien and security interest, any liens, security interests or other rights which Tenant may claim with respect to any property of transferee and (d) the transferee agrees to use and occupy the Leased Premises solely for the purpose specified in Article 20 and otherwise in strict accordance with this Lease.

20.    USE OF LEASED PREMISES AND RUBBISH REMOVAL

20.1           Use.  The Leased Premises are leased to Tenant solely for the Permitted Use set forth in Article 1.9 above and for no other purpose whatsoever.  Tenant shall not use or occupy or permit the Leased Premises to be used or occupied, nor shall Tenant do or permit anything to be done in or about the Leased Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any casualty or other insurance on the Building or the Property, or any of their respective contents, or make void or voidable or cause a cancellation of any insurance policy covering the Building or the Property, or any part thereof or any of their respective contents.  Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Property or injure or annoy them.  Tenant shall not use or allow the Leased Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Leased Premises, the Building and/or the Property.  In addition, Tenant shall not commit or suffer to be committed any waste in or upon the Leased Premises, the Building and/or the Property.  Tenant shall not use the Leased Premises, the Building and/or the Property or permit anything to be done in or about the Leased Premises, the Building and/or the Property which will in any way conflict with any matters of record, or any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, and shall, at its sole cost and expense, promptly comply with all matters of record and all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter constituted, foreseen or unforeseen, ordinary as well as extraordinary, relating to or affecting the condition, use or occupancy of the Property, excluding structural changes not relating to or affected by Tenant's improvements or acts.  The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any matters of record, or any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact between Landlord and Tenant.  In addition, Tenant shall not place a load upon any floor of the Leased Premises which exceeds the load per square foot which the floor was designed to carry, nor shall Tenant install business machines or other mechanical equipment in the Leased Premises which cause noise or vibration that may be transmitted to the structure of the Building.

EXHIBIT 10.1 - continued

20.2           Rubbish Removal.  Tenant shall keep the Leased Premises clean, both inside and outside, subject, however, to Landlord's obligation as set forth in Article 7.3 above.  Tenant shall not burn any materials or rubbish of any description upon the Leased Premises.  Tenant shall keep all accumulated rubbish in covered containers.  In the event Tenant fails to keep the Leased Premises in the proper condition, Landlord may cause the same to be done for Tenant and Tenant shall pay the expenses incurred by Landlord on demand, together with interest at the Default Rate, as Additional Rent.  Tenant shall, at its sole cost and expense, comply with all present and future laws, orders and regulations of all state, county, federal, municipal governments, departments, commissions and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse and trash.  Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law.  Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Landlord.  Such separate receptacles may, at Landlord's option, be removed from the Leased Premises in accordance with a collection schedule prescribed by law.  Landlord reserves the right to refuse to collect or accept from Tenant any waste products, garbage, refuse or trash that is not separated and sorted as required by law, and to require Tenant to arrange for such collection at Tenant's sole cost and expense using a contractor satisfactory to Landlord.  Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Article 20.2, and, at Tenant's sole cost and expense, Tenant shall indemnify, defend and hold Landlord and Landlord's agents and employees harmless (including legal fees and expenses) from and against, and shall be responsible for, all actions, claims, liabilities and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Landlord.

21.    SUBORDINATION AND ATTORNMENT

21.1           Subordination.  This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to (a) all matters of record, (b) all ground leases, overriding leases and underlying leases (collectively referred to as the "leases") of the Building or the Property now or hereafter existing, (c) all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter encumber or affect the Building or the Property, and (d) all renewals, modifications, amendments, replacements and extensions of leases and mortgages and to spreaders and consolidations of the mortgages, whether or not leases or mortgages shall also cover other lands, buildings or leases.  The provisions of this Article 21.1 shall be self-operative and no further instruments of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination.  Any lease to which this Lease is subject and subordinate is called a "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is called a "Superior Lessor".  Any mortgage to which this Lease is subject and subordinate is called a "Superior Mortgage" and the holder of a Superior Mortgage is called a "Superior Mortgagee".  If Landlord, a Superior Lessor or a Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within ten (10) days after request therefor shall be deemed an Event of Default under this Lease.  Tenant waives any right to terminate this Lease because of any foreclosure proceedings.  Tenant hereby irrevocably constitutes and appoints Landlord (and any successor Landlord) as Tenant's attorney-in-fact, with full power of substitution coupled with an interest, to execute and deliver to any Superior Lessor or Superior Mortgagee any documents required to be executed by Tenant for and on behalf of Tenant if Tenant shall have failed to do so within ten (10) days after request therefore.

EXHIBIT 10.1 - continued

21.2           Attornment.  If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action, or the delivery of a new lease or deed (a "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.

22.    ESTOPPEL CERTIFICATE

Tenant shall, whenever requested by Landlord, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying: (a) that this Lease is unmodified and in full force and effect, (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the dates to which Monthly Basic Rent, Additional Rent and other charges are paid in advance, if any; (c) that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed; (d) that Tenant has paid Landlord the Security Deposit, (e) the Commencement Date and the scheduled expiration date of the Lease Term, (f) the rights (if any) of Tenant to extend or renew this Lease or to expand the Leased Premises and (g) the amount of Monthly Basic Rent, Additional Rent and other charges currently payable under this Lease.  In addition, such statement shall provide such other information and facts Landlord may reasonably require.  Any such statement may be relied upon by any prospective or existing purchaser, ground lessee or mortgagee of all or any portion of the Property, as well as by any other assignee of Landlord's interest in this Lease.  Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance hereunder; (iii) that Tenant has paid to Landlord the Security Deposit; (iv) that not more than one month's installment of Monthly Basic Rent or Additional Rent has been paid in advance; (v) that the Commencement Date and the scheduled expiration date of the Lease Term are as stated therein, (vi) that Tenant has no rights to extend or renew this Lease or to expand the Leased Premises, (vii) that the Monthly Basic Rent, Additional Rent and other charges are as set forth therein and (viii) that the other information and facts set forth therein are true and correct.

23.    SIGNS

Landlord shall retain absolute control over the exterior appearance of the Building and the exterior appearance of the Leased Premises.  Tenant shall not install, or permit to be installed, any drapes, shutters, signs, lettering, advertising, or any items that will in any way, in the sole opinion of Landlord, adversely alter the exterior appearance of the Building or the exterior appearance of the Leased Premises as viewed from the exterior of the Building.  In no event may Tenant utilize trucks, automobiles or other vehicles on the Property for signage purposes.  Notwithstanding the foregoing, Landlord shall install, at Tenant's sole cost and expense, letters or numerals at or near the entryway to the Leased Premises provided Tenant obtains Landlord's prior written consent as to size, color, design and location.  All such letters or numerals shall be in accordance with the criteria established by Landlord for the Building.  In addition, Landlord shall, at its cost, install Tenant's name and suite number on the Building directory, if any; provided, however, any additions, deletions or other modifications to the Building directory shall be at Tenant's sole cost and expense.  See Rider 1 for Tenant’s right to install exterior signage on the building.

EXHIBIT 10.1 - continued

24.    PARKING

24.1           Parking Facility.  Landlord shall provide, operate and maintain parking accommodations (the "Parking Accommodations"), together with necessary access, having a capacity adequate in Landlord's opinion to accommodate the requirements of the Building and the Property.  No storage of vehicles or parking for more than twenty-four (24) hours shall be allowed without Landlord's prior written consent.  Tenant acknowledges and agrees that Landlord shall not be liable for damage, loss or theft of property or injury to persons in, upon or about the Parking Accommodations from any cause whatsoever.  Landlord shall have the right to establish, and from time to time change, alter and amend, and to enforce against all users of the Parking Accommodations, such reasonable requirements and restrictions as Landlord deems necessary and advisable for the proper operation and maintenance of the Parking Accommodations, including, without limitation, designation of particular areas for reserved, visitor and/or employee parking, and establishment of a reasonable rental charge for the use of the Parking Accommodations by tenants  of the Building and/or the general public, as a part of the Rules and Regulations of the Building referenced in Article 31 hereof.

24.2           Parking.  Tenant is hereby allocated the number of parking spaces designated in Article 1.16 hereof, entitling Tenant to park in the Parking Accommodations as designated by Landlord from time to time for use by Tenant, its employees and licensees.

25.    LIENS

Tenant shall keep the Leased Premises free and clear of all mechanic's and materialmen's liens.  If, because of any act or omission (or alleged act or omission) of Tenant, any mechanics', materialmen's or other lien, charge or order for the payment of money shall be filed or recorded against the Leased Premises, the Property or the Building, or against any other property of Landlord (whether or not such lien, charge or order is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be canceled or discharged of record within thirty (30) days after Tenant shall have received written notice of the filing thereof, or Tenant may, within such thirty (30) day period, furnish to Landlord, a bond pursuant to A.R.S. §33-1004 (or any successor statute) and satisfactory to Landlord and all Superior Lessors and Superior Mortgagees against the lien, charge or order, in which case Tenant shall have the right to contest, in good faith, the validity or amount thereof.

26.    HOLDING OVER

It is agreed that the date of termination of this Lease and the right of Landlord to recover immediate possession of the Leased Premises thereupon is an important and material matter affecting the parties hereto and the rights of third parties, all of which have been specifically considered by Landlord and Tenant.  In the event of any continued occupancy or holding over of the Leased Premises without the express written consent of Landlord beyond the expiration or earlier termination of this Lease or of Tenants right to occupy the Leased Premises, whether in whole or in part, or by leaving property on the Leased Premises or otherwise, this Lease shall be deemed a monthly tenancy and Tenant shall pay two (2) times the greater of (a) Monthly Basic Rent then in effect, or (b) the then prevailing monthly rental rate within the Building, in advance at the beginning of the hold-over month(s), plus any Additional Rent or other charges or payments contemplated in this Lease, and any other costs, expenses, damages, liabilities and attorneys' fees incurred by Landlord on account of Tenant's holding over.

27.    ATTORNEYS' FEES

Tenant shall pay to Landlord all amounts for costs (including reasonable attorneys' fees) incurred by Landlord in connection with any breach or default by Tenant under this Lease or incurred in order to enforce or interpret the terms or provisions of this Lease.  Such amounts shall be payable within five (5) days after receipt by Tenant of Landlord's statement.  In addition, if any action shall be instituted by either of the parties hereto for the enforcement or interpretation of any of their respective rights or remedies in or under this Lease, the prevailing party shall be entitled to recover from the losing party all costs incurred by the prevailing party in such action and any appeal therefrom, including reasonable attorneys' fees to be fixed by the court.  Further, should Landlord be made a party to any litigation between Tenant and any third party, then Tenant shall pay all costs and attorneys' fees incurred by or imposed upon Landlord in connection with such litigation.

EXHIBIT 10.1 - continued

28.    RESERVED RIGHTS OF LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

(a)           To name the Building and the Property and to change the name or street address of the Building or the Property;

(b)           To install and maintain all signs on the exterior and interior of the Building and the Property;

(c)           To designate all sources furnishing sign painting and lettering;

(d)           During the last ninety (90) days of the Lease Term, if Tenant has vacated the Leased Premises, to decorate, remodel, repair, alter or otherwise prepare the Leased Premises for re-occupancy, without affecting Tenant's obligation to pay Monthly Basic Rent;

(e)           To have pass keys to the Leased Premises and all doors therein, excluding Tenant's vaults and safes;

(f)           On reasonable prior notice to Tenant, to exhibit the Leased Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building or the Property and to others having interest therein at any time during the Lease Term, and to prospective Tenants during the last six (6) months of the Lease Term.  Tenant reserves the right to require any visitors to its Leased Premises to sign a confidentiality agreement regarding its operations;

(g)           To take any and all measures, including entering the Leased Premises for the purposes of making inspections, repairs, alterations, additions and improvements to the Leased Premises or to the Building (including, for the purposes of checking, calibrating, adjusting and balancing controls and other parts of the Building systems) as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Leased Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authorities, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall endeavor (except in an emergency) to minimize interference with Tenant's business in the Leased Premises;

(h)           To relocate various facilities within the Building and on the Property if Landlord shall determine such relocation to be in the best interest of the development of the Building and the Property, provided, that such relocation shall not materially restrict access to the Leased Premises;

(i)           To change the nature, extent, arrangement, use and location of the Building Common Areas;

(j)           To make alterations or additions to and to build additional stories on the Building and to build additional buildings or improvements on the Property; and

(k)           To install vending machines of all kinds in the Leased Premises and the Building, and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Leased Premises unless Tenant so requests.

Landlord further reserves the exclusive right to the roof of the Building.  No easement for light, air, or view is included in the leasing of the Leased Premises to Tenant.  Accordingly, any diminution or shutting off of light, air or view by any structure which may be erected on the Property or other properties in the vicinity of the Building shall in no way affect this Lease or impose any liability upon Landlord.

EXHIBIT 10.1 - continued

29.    EMINENT DOMAIN

29.1           Taking.  If the whole of the Building is lawfully and permanently taken by condemnation or any other manner for any public or quasi-public purpose, or by deed in lieu thereof, this Lease shall terminate as of the date of vesting of title in such condemning authority and the Monthly Basic Rent and Additional Rent shall be pro rated to such date.  If any part of the Building or Property is so taken, or if the whole of the Building is taken, but not permanently, then this Lease shall be unaffected thereby, except that (a) Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of vesting of title in the condemning authority, and (b) if twenty percent (20%) or more of the Leased Premises shall be permanently taken and the remaining portion of the Leased Premises shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of vesting of title in such condemning authority.  This Lease shall terminate on the thirtieth (30th) day after receipt by Landlord of such notice, by which date Tenant shall vacate and surrender the Leased Premises to Landlord.  The Monthly Basic Rent and Additional Rent shall be pro rated to the earlier of the termination of this Lease or such date as Tenant is required to vacate the Leased Premises by reason of the taking.  If this Lease is not terminated as a result of a partial taking of the Leased Premises, the Monthly Basic Rent and Additional Rent shall be equitably adjusted according to the rentable area of the Leased Premises and Building remaining.

29.2           Award.  In the event of a taking of all or any part of the Building or the Property, all of the proceeds or the award, judgment, settlement or damages payable by the condemning authority, except an amount equal to not less than the unamortized portion of tenant improvements initially installed by Tenant, shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment, settlement or damages to Landlord; provided, Landlord shall, immediately upon receipt of such payment, remit to Tenant a sum equal to the unamortized portion of Tenant’s improvements.  Tenant shall, however, have the right, to the extent that the same shall not reduce or prejudice amounts available to Landlord, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for relocation benefits, moving expenses, and damage to Tenant's personal property and trade fixtures.

30.    NOTICES

Any notice or communication given under the terms of this Lease shall be in writing and shall be delivered in person, sent by any public or private express delivery service or deposited with the United States Postal Service or a successor agency, certified or registered mail, return receipt requested, postage pre-paid, addressed as set forth in the Basic Provisions, or at such other address as a party may from time to time designate by notice hereunder.  Notice shall be effective upon delivery.  The inability to deliver a notice because of a changed address of which no notice was given or a rejection or other refusal to accept any notice shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.  Any notice to be given by Landlord may be given by the legal counsel and/or the authorized agent of Landlord.

31.    RULES AND REGULATIONS

Tenant shall abide by all rules and regulations (the "Rules and Regulations") of the Building and the Property imposed by Landlord, as attached hereto as Exhibit "E" or as may hereafter be issued by Landlord.  Such Rules and Regulations are imposed to enhance the cleanliness, appearance, maintenance, order and use of the Leased Premises, the Building and the Property, and the proper enjoyment of the Building and the Property by all tenants and their clients, customers and employees.  The Rules and Regulations may be changed from time to time upon ten (10) days notice to Tenant.  Breach of the Rules and Regulations, by Tenant shall constitute an Event of Default if such breach is not fully cured within ten (10) days after written notice to Tenant by Landlord.  Landlord shall not be responsible to Tenant for nonperformance by any other tenant, occupant or invitee of the Building or the Property of any Rules or Regulations.

EXHIBIT 10.1 - continued

32.    ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Monthly Basic Rent and Additional Rent (jointly called "Rent" in this Article 32), shall be deemed to be other than on account of the earliest stipulated Rent due and not yet paid, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy in this Lease.  No receipt of money by Landlord from Tenant after the termination of this Lease, after the service of any notice relating to the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Leased Premises, shall reinstate, continue or extend the Lease Term or affect any such notice, demand, suit or judgment.

33.    BANKRUPTCY OF TENANT

33.1           Chapter 7.  If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of Articles 33.2 and 33.4 below are satisfied.  If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after appointment, this Lease will be deemed to have been rejected.  To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied.  Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be terminated.  Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive.

33.2           Chapters 11 and 13.  If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease.  To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

(a)           The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this Article 33.2, that;

(1)           The trustee will cure all monetary defaults under this Lease within ten (I 0) days from the date of the assumption; and

(2)           The trustee will cure all non-monetary defaults under this Lease within thirty (30) days from the date of the assumption.

(b)           The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this Article 33.2, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss it incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession.  For purposes of this Lease, pecuniary loss shall include all attorneys' fees and court costs incurred by Landlord in connection with any bankruptcy proceeding filed by or against Tenant.

(c)           The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under the Lease; provided, however, that:

(1)           The trustee or debtor-in-possession will also deposit with Landlord as security for the timely payment of Monthly Basic Rent and Additional Rent, an amount equal to three months Monthly Basic Rent and Additional Rent accruing under this Lease.

EXHIBIT 10.1 - continued

(2)           If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession will also pay in advance, on each day that the Monthly Basic Rent is payable, one twelfth of Tenant's estimated annual obligations under the Lease for the Additional Rent.

(3)           From and after the date of the assumption of this Lease, the trustee or the debtor-in-possession will pay the Monthly Basic Rent and Additional Rent.

(4)           The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

(d)           Landlord has determined that the assumption of the Lease will not:

(1)           Breach any provisions in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property; or

(2)           Disrupt, in Landlord's judgment, the tenant mix of the Building or any other attempt by Landlord to provide a specific variety of Tenants in the Building that, in Landlord's judgment, would be most beneficial to all of the tenants of the Building and would enhance the image, reputation, and profitability of the Building.

(e)           For purposes of this Article 33.2 "adequate assurance" means that:

(1)           Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease and to keep the Leased Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business on the Leased Premises; and

(2)           An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure the monetary or non-monetary defaults under this Lease within the time periods set forth above.

33.3           Landlord's Right to Terminate.  In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of Article 33.2 above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter I 1 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all Tenant's rights under it, by giving written notice of Landlord's election to terminate.

33.4           Assignment by Trustee.  If the trustee or the debtor-in-possession has assumed the Lease, under the terms of Article 33.1 or 33.2 above, and elects to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this Article 33.4, of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant.

33.5           Adequate Assurance.  For the purposes of this Article 33 "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

(1)           The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease,

(2)           If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's standards of creditworthiness;

EXHIBIT 10.1 - continued

(3)           Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound, to enable Landlord to permit the assignment;

(4)           When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Leased Premises, the charges will not be less than the Monthly Basic Rent and Additional Rent.

33.6           Consent of Landlord.  Neither Tenant's interest in the Lease nor any estate of Tenant created in the Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord consents in writing to the transfer.  Landlord's acceptance of Monthly Basic Rent or Additional Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

34.    HAZARDOUS MATERIALS

34.1           Hazardous Materials Laws."Hazardous Materials Laws" means any and all federal, state or local laws, ordinances, rules, decrees, orders, regulations or court decisions (including the so-called "common-law") relating to hazardous substances, hazardous materials, hazardous waste, toxic substances, environmental conditions on, under or about the Premises, or soil and ground water conditions, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. §9601, et seq., the Resource Conversation and Recovery Act ("RCRA"), 42 U.S.C. §6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., any amendments to the foregoing, and any similar federal, state or local laws, ordinances, rules, decrees, orders or regulations.

34.2           Hazardous Materials."Hazardous Materials" means any chemical, compound, material, substance or other matter that: (i) is a flammable explosive, asbestos, radioactive material, nuclear medicine material, drug, vaccine, bacteria, virus, hazardous waste, toxic substance, petroleum product, or related injurious or potentially injurious material, whether injurious or potentially injurious by itself or in combination with other materials; (ii) is controlled, designated in or governed by any Hazardous Materials Law; (iii) gives rise to any reporting, notice or publication requirements under any Hazardous Materials Law; or (iv) gives rise to any liability, responsibility or duty on the part of Tenant or Landlord with respect to any third person under any Hazardous Materials Law.

34.3           Use.  Tenant shall not allow any Hazardous Material to be used, generated, released, stored or disposed of on, under or about, or transported from, the Leased Premises, the Building or the Property, unless: (i) such use is specifically disclosed to and approved by Landlord in writing prior to such use; and (ii) such use is conducted in compliance with the provisions of this Article 34.  Landlord may approve such use subject to reasonable conditions to protect the Leased Premises, the Building or the Property, and Landlord's interests.  Landlord may withhold approval if Landlord determines that such proposed use involves a material risk of a release or discharge of Hazardous Materials or a violation of any Hazardous Materials Laws or that Tenant has not provided reasonable assurances of its ability to remedy such a violation and fulfill its obligations under this Article 34.

34.4           Compliance With Laws.  Tenant shall strictly comply with, and shall maintain the Leased Premises in compliance with, all Hazardous Materials Laws.  Tenant shall obtain and maintain in full force and effect all permits, licenses and other governmental approvals required for Tenant's operations on the Leased Premises under any Hazardous Materials Laws and shall comply with all terms and conditions thereof.  At Landlord's request, Tenant shall deliver copies of, or allow Landlord to inspect, all such permits, licenses and approvals.  Tenant shall perform any monitoring, investigation, clean-up, removal and other remedial work (collectively, "Remedial Work") required as a result of any release or discharge of Hazardous Materials affecting the Leased Premises, the Building or the Property, or any violation of Hazardous Materials Laws by Tenant or any assignee or sublessee of Tenant or their respective agents, contractors, employees, licensees, or invitees.

EXHIBIT 10.1 - continued

Landlord shall have the right to intervene in any governmental action or proceeding involving any Remedial Work, and to approve performance of the work, in order to protect Landlord's interests.

34.5           Compliance With Insurance Requirements.  Tenant shall comply with the requirements of Landlord's and Tenant's respective insurers regarding Hazardous Materials and with such insurers' recommendations based upon prudent industry practices regarding management of Hazardous Materials.

34.6           Notice: Reporting.  Tenant shall notify Landlord, in writing, as soon as reasonably possible, but in no event later than two (2) days after any of the following: (a) a release or discharge of any Hazardous Material, whether or not the release or discharge is in quantities that would otherwise be reportable to a public agency; (b) Tenant's receipt of any order of a governmental agency requiring any Remedial Work pursuant to any Hazardous Materials Laws; (c) Tenant's receipt of any warning, notice of inspection, notice of violation or alleged violation, or Tenant's receipt of notice or knowledge of any proceeding, investigation of enforcement action, pursuant to any Hazardous Materials Laws; or (d) Tenant's receipt of notice or knowledge of any claims made or threatened by any third party against Tenant or the Leased Premises, the Building or the Property, relating to any loss or injury resulting from Hazardous Materials.  Tenant shall deliver to Landlord copies of all test results, reports and business or management plans required to be filed with any governmental agency pursuant to any Hazardous Materials Laws.

34.7           Termination; Expiration.  Upon the termination or expiration of this Lease, Tenant shall remove any equipment, improvements or storage facilities utilized in connection with any Hazardous Materials and shall, clean up, detoxify, repair and otherwise restore the Leased Premises to a condition free of Hazardous Materials.

34.8           Indemnity.  Tenant shall protect, indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any and all claims, costs, expenses, suits, judgments, actions, investigations, proceedings and liabilities arising out of or in connection with any breach of any provisions of this Article 34 or directly or indirectly arising out of the use, generation, storage, release, disposal or transportation of Hazardous Materials by Tenant or any sublessee or assignee of Tenant, or their respective agents, contractors, employees, licensees, or invitees, on, under or about the Leased Premises, the Building or the Property during the Lease Term or Tenant's occupancy of the Leased Premises, including, but not limited to, all foreseeable and unforeseeable consequential damages and the cost of any Remedial Work.  Neither the consent by Landlord to the use, generation, storage, release, disposal or transportation of Hazardous Materials nor the strict compliance with all Hazardous Material Laws shall excuse Tenant from Tenant's indemnification obligations pursuant to this Article 34.  The foregoing indemnity shall be in addition to and not a limitation of the indemnification provisions of Article 16 of this Lease.  Tenant's obligations pursuant to this Article 34 shall survive the termination or expiration of this Lease.

34.9           Assignment; Subletting.  If Landlord's consent is required for an assignment of this Lease or a subletting of the Leased Premises, Landlord shall have the right to refuse such consent if the possibility of a release of Hazardous Materials is materially increased as a result of the assignment or sublease or if Landlord does not receive reasonable assurances that the new tenant has the experience and the financial ability to remedy a violation of the Hazardous Materials Laws and fulfill its obligations under this Article 34.

34.10          Entry and Inspection; Cure.  Landlord and its agents, employees and contractors, shall have the right, but not the obligation, to enter the Leased Premises at all reasonable times to inspect the Leased Premises and Tenant's compliance with the terms and conditions of this Article 34, or to conduct investigations and tests.  No prior notice to Tenant shall be required in the event of an emergency, or if Landlord has reasonable cause to believe that violations of this Article 34 have occurred, or if Tenant consents at the time of entry.  In all other cases, Landlord shall give at least twenty-four (24) hours prior notice to Tenant.  Landlord shall have the right, but not the obligation, to remedy any violation by Tenant of the provisions of this Article 34 or to perform any Remedial Work which is necessary or appropriate as a result of any governmental order, investigation or proceeding.  Tenant shall pay, upon demand, as Additional Rent, all costs incurred by Landlord in remedying such violations or performing all Remedial Work, plus interest thereon at the Default Rate from the date of demand until the date received by Landlord.

EXHIBIT 10.1 - continued

34.11          Event of Default.  The release or discharge of any Hazardous Material or the violation of any Hazardous Materials Law shall constitute an Event of Default by Tenant under this Lease.  In addition to and not in lieu of the remedies available under this Lease as a result of such Event of Default, Landlord shall have the right, without terminating this Lease, to require Tenant to suspend its operations and activities on the Leased Premises until Landlord is satisfied that appropriate Remedial Work has been or is being adequately performed and Landlord's election of this remedy shall not constitute a waiver of Landlord's right thereafter to pursue the other remedies set forth in this Lease.

35.    RESTRICTIONS

Tenant and all persons in possession or holding under Tenant shall conform to and shall not violate the terms of any matters of record.  No use or operation will be made, conducted or permitted by Tenant on or with respect to all or any part of the Property which is obnoxious to or out of harmony with the development or operation of similar properties, including, without limitation, the following: (a) any public or private nuisance; (b) any noise or sound that is objectionable due to intermittency, beat, frequency, shrillness or loudness; (c) any obnoxious odor; (d) any noxious, toxic, caustic or corrosive fuel or gas; (e) any dust, dirt or fly ash in excessive quantities; (f) any unusual fire, explosion or other damaging or dangerous hazard; (g) any activity outside the ordinary course of business which physically and substantially interferes with the business of any other tenant or any other individual or entity using any portion of the Property; (h) the violation of any law, ordinance, or rule or regulation of any governmental authority having jurisdiction over the Property; or (i) for any other unreasonable use of the Property not compatible with the operation of a first-class industrial office development, including, without limitation, advertising media which can be heard or experienced in an annoying manner from the exterior of the Building, the Premises or the Property, or other improvement from which it emanates, such a searchlights, loud speakers, phonographs, radios or television.

36.    MISCELLANEOUS

36.1           Entire Agreement, Amendments.  This Lease and any Exhibits and Riders attached hereto and forming a part hereof, set forth all of the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, representations, warranties, conditions or understandings either oral or written between them other than as contained in this Lease.  Except as otherwise provided in this Lease, no subsequent alteration, amendment, change or addition to this Lease shall be binding unless it is in writing and signed by both Landlord and Tenant.

36.2           Time of the Essence.  Time is of the essence of each and every term, covenant and condition of this Lease.

36.3           Binding Effect.  The covenants and conditions of this Lease shall, subject to the restrictions on assignment and subletting, apply to and bind the heirs, executors, administrators, personal representatives, successors and assigns of the parties hereto.

36.4           Recordation.  Neither this Lease nor any memorandum hereof shall be recorded by Tenant.  At the sole option of Landlord, Tenant and Landlord shall execute, and Landlord may record, a short form memorandum of this Lease in form and substance satisfactory to Landlord.

36.5           Governing Law.  This Lease and all the terms and conditions thereof shall be governed by and construed in accordance with the laws of the State of Arizona.

36.6           Defined Terms and Paragraph Headings.  The words "Landlord" and "Tenant" as used in this Lease shall include the plural as well as the singular.  Words used in masculine gender include the feminine and neuter.  If there is more than one Tenant, the obligations in this Lease imposed upon Tenant shall be joint and several.  The paragraph headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

EXHIBIT 10.1 - continued

36.7           Representations and Warranties of Tenant.  Tenant represents and warrants to Landlord as follows:

(a)           Tenant has been duly organized, is validly existing, and is in good standing under the laws of its state of Delaware and is qualified to transact business in Arizona.  All necessary action on the part of Tenant has been taken to authorize the execution, delivery and performance of this Lease and of the other documents, instruments and agreements, if any, provided for herein.  The persons who have executed this Lease on behalf of Tenant are duly authorized to do so;

(b)           This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, subject, however, to bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, general principles of equity, whether enforceability is considered in a proceeding in equity or at law, and to the qualification that certain waivers, procedures, remedies and other provisions of this Lease may be unenforceable under or limited by applicable law, however, none of the foregoing shall prevent the practical realization to Landlord of the benefits intended by this Lease;

(c)           To the best of its knowledge, there are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator or administrative or governmental body which might reasonably result in any material adverse change in the contemplated business, condition or operations of Tenant;

(d)           To the best of its knowledge, Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and agreements, if any, provided for herein will not result in any breach of or default under any other document, instrument or agreement to which Tenant is a party or by which Tenant is subject or bound;

(e)           To the best of its knowledge, Tenant has obtained all required licenses and permits, both governmental and private, to use and operate the Leased Premises in the manner intended by this Lease; and

(f)           All financial statements, tax returns and other financial information delivered by Tenant to Landlord prior to the execution of this Lease is true, correct and complete in all material respects and all financial statements, tax returns or other financial information to be delivered by Tenant to Landlord subsequent to the execution of this Lease shall be true, correct and complete in all material respects.

36.8           No Waiver.  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.

36.9           Severability.  If any clause or provision of this Lease is or becomes illegal or unenforceable because of any present or future law or regulation of any governmental body or entity effective during the Lease Term, the intention of the parties is that the remaining provisions of this Lease shall not be affected thereby.

36.10          Exhibits.  If any provision contained in an Exhibit, Rider or Addenda to this Lease is inconsistent with any other provision of this Lease, the provision contained in this Lease shall supersede the provisions contained in such Exhibit, Rider or Addenda, unless otherwise provided.

36.11          Fair Meaning.  The language of this Lease shall be construed to its normal and usual meaning and not strictly for or against either Landlord or Tenant.  Landlord and Tenant acknowledge and agree that each party has reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Lease, or any Exhibits, Riders or amendments hereto.

EXHIBIT 10.1 - continued

36.12          No Merger.  The voluntary or other surrender of this Lease by Tenant or a mutual cancellation of this Lease shall not work as a merger and shall, at Landlord's option, either terminate any or all existing subleases or subtenancies, or operate as an assignment to Landlord of any or all of such subleases or subtenancies.

36.13          Force Majeure.  Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials for reasonable substitutes therefor, governmental restrictions, regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty and other causes beyond the reasonable control of Landlord shall excuse the Landlord's performance hereunder for the period of any such prevention, delay, or stoppage.

36.14          Government Energy or Utility Controls.  In the event of the imposition of federal, state or local governmental controls, rules, regulations or restrictions on the use or consumption of energy or other utilities during the Lease Term, both Landlord and Tenant shall be bound thereby.  In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Leased Premises to effect compliance.

36.15          Shoring.  If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter onto the Leased Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports without any claim for damages, indemnity or abatement of Monthly Basic Rent or Additional Rent or for a constructive or actual eviction of Tenant.

36.16          Transfer of Landlord's Interest.  The term "Landlord" as used in this Lease, insofar as the covenants or agreements on the part of the Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question.  Upon any transfer or transfers of such interest, the Landlord herein named (and in the case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of the Landlord contained in this Lease.

36.17          Limitation on Landlord's Liability.  If Landlord becomes obligated to pay Tenant any judgment arising out of any failure by the Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord under this Lease, Tenant shall be limited in the satisfaction of such judgment solely to Landlord's interest in the Building and the Property or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers or shareholders of Landlord or its constituent partners shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of any such money judgment.

36.18          Brokerage Fees.  Tenant warrants and represents that it has not dealt with any Realtor, broker or agent in connection with this Lease except the Broker identified in Article 1.19 above.  Tenant shall indemnify, defend and hold Landlord harmless from and against, and shall be responsible for, any cost, expense or liability (including the cost of suit and reasonable attorneys' fees) for any compensation, commission or charges claimed by any other Realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

36.19          Continuing Obligations.  All obligations of Lessee hereunder not fully performed as of the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, including, without limitation, all payment obligations with respect to Monthly Basic Rent, Additional Rent and all obligations concerning the condition of the Premises.

36.20          Financial Statements.  If Landlord shall so request, Tenant shall, within thirty (30) days after receipt of such request, deliver to Landlord its most current financial statements including a balance sheet, a statement of income and expenses, and a statement of cash flows, all in reasonable detail and prepared according to generally accepted accounting principles, consistently applied.  Year-end statements shall be reviewed by an independent certified public accountant and interim statements shall be certified by Tenant, if Tenant is an individual, by the chief financial officer of Tenant, if Tenant is a corporation, by the manager or a member of Tenant if Tenant is a limited liability company or by a general partner of Tenant, if Tenant is a partnership.  Tenant shall supply Landlord with audited financial statements if Tenant prepares audited financial statements in the ordinary course of its business.

EXHIBIT 10.1 - continued

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date and year first above written.

LANDLORD: ACOMA, LLC, a Virginia limited liability company

By:	/s/ Martin Dehaan
Martin H. DeHaan, Member

TENANT: STUDIO ONE MEDIA, INC., a Delaware corporation

By:	/s/ Kenneth Pinckard
Name:	Kenneth Pinckard
Its:	Vice President

EXHIBIT 10.1 - continued

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing.  The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT 10.1 - continued

EXHIBIT "A"

SITE PLAN

EXHIBIT 10.1 - continued

EXHIBIT "B"

DESCRIPTION OF THE PROPERTY

Legal Description:  Unit 8 of Acoma Business Center, a condominium as created by that certain Declaration recorded August 26, 1997 in 97-586525, and as shown on the plat of said condominium recorded in Book 448 of Maps, Page 20, and amended in Book 450 of Maps, Page 17, in the office of the County Recorder of Maricopa County, Arizona.

EXHIBIT 10.1 - continued

EXHIBIT "C"

FLOOR PLAN

(To be inserted when completed and approved)

EXHIBIT 10.1 - continued

EXHIBIT "E"

RULES AND REGULATIONS

1.           Unless otherwise specifically defined herein, all capitalized terms in these Rules and Regulations shall have the meaning set forth in the Lease to which these Rules and Regulations are attached.

2.           The sidewalks, driveways, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building and the Property shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.  The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

3.           No awnings or other projection shall be attached to the outside walls or windows of the Building.  No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior written consent of Landlord.  All electrical fixtures hung in any premises demised to any tenant or occupant must be of a type, quality, design, color, size and general appearance approved by Landlord.

4.           No tenant shall place objects against glass partitions, doors or windows which would be in sight from the Building corridors or from the exterior of the Building and such tenant will promptly remove any such objects when requested to do so by Landlord.

5.           The windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

6.           No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building or the other buildings in the Property, nor placed in the halls, corridors, walkways, landscaped areas, vestibules or other public parts of the Building or the Property.

7.           The restrooms, water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein.  The reasonable costs incurred by Landlord (a) for extra cleaning in any restroom, water or wash closet required because of any misuse of such restroom, water or wash closet, and/or (b) to repair any damage resulting from any misuse of the fixtures will be borne by the tenant who, or whose employees, agents, visitors or licensees, caused the same.  No tenant shall bring or keep, or permit to be brought or kept, any flammable, combustible, explosive or hazardous fluid, material, chemical or substance in or about the premises demised to such tenant or the Property.

8.           No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Property, the Building or the premises demised to such tenant or occupant.  No boring, cutting or strings of wires shall be permitted, except with the prior consent of Landlord, and as Landlord may direct.  No tenant or occupant shall install any resilient tile or similar floor covering in the premises demised to such tenant or occupant except in a manner approved by Landlord,

9.           Any carpeting cemented down by a tenant shall be installed with a releasable adhesive.  In the event of a violation of the foregoing by a tenant, Landlord may charge the expense incurred in such removal to such tenant.

10.           No bicycles, vehicles or animals of any kind (except seeing eye dogs) shall be brought into or kept in or about the premises demised to any tenant.   No tenant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant.

EXHIBIT 10.1 - continued

11.           No space in the Building or the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

12.           No tenant and no employee, visitor, agent, or licensee of any Tenant shall make, or permit to be made, any unseemly or disturbing noises or vibrations or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set, broadcasting equipment or other audio device, noise, whistling, singing, yelling or screaming, or in any other way.  Nothing shall be thrown out of any doors.  No tenant and no employee, visitor, agent, or licensee of any Tenant shall conduct itself in any manner that is inconsistent with the character of the Building as a first quality building or that will impair the comfort, convenience or safety of other tenants in the Building.

13.           No additional locks or bolts of any kind shall be placed upon any of the doors, nor shall any changes be made in locks or the mechanism thereof.  Each tenant must, upon the termination of its tenancy, return to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant.

14.           All removals from the Building, or the carrying in or out of the Building or from the premises demised to any tenant, of any safes, freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord or its agents may determine, from time to time.  Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Rules and Regulations or the provisions of such tenant's lease.

15.           No tenant or occupant shall engage or pay any employees in the Building or the Property, except those actually working for such tenant or occupant in the Building or the Property, nor advertise for day laborers giving an address at the Building or the Property.

16.           Deleted.

17.           Landlord shall have the right to prohibit any advertising by any tenant or occupant which, in Landlord's opinion, tends to impair the reputation of the Building or the Property or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

18.           Each tenant, before closing and leaving the premises demised to such tenant at any time, shall see that all entrance doors are locked and all electrical equipment and lighting fixtures are turned off.  Corridor doors, when not in use, shall be kept closed.

19.           Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

20.           No premises shall be used, or permitted to be used for lodging or sleeping, or for any immoral or illegal purposes or in any matter that, in Landlord's reasonable business judgment, threatens the safety of the Building or the tenants of the Building and their employees and invitees.  In addition, each tenant shall maintain its furniture, fixtures and equipment within its premises in a manner that presents a pleasant appearance both in daylight and nighttime from the surrounding streets and roadways.

21.           The requirements of tenants will be attended to only upon application at the management office of Landlord.  Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, and work outside of their regular duties, unless under specific instructions from the office of Landlord.

22.           Canvassing, soliciting and peddling in the Building or the Property are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

23.           There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

EXHIBIT 10.1 - continued

24.           If the premises demised to any tenant become infested with vermin, such tenant, at its sole cost and expense, shall cause its premises to be exterminated, from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved in writing by Landlord.

25.           No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

26.	No tenant shall clean any window of the Building from the outside.

27.           No tenant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant, any heavy or bulky matter, without the specific approval of Landlord.  If any such matter requires special handling, only a qualified person shall be employed to perform such special handling.  No tenant shall place or permit to be placed, on any part of the floor or floors of the premises demised to such tenant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.  Landlord reserves the right to prescribe the weight and position of safes and other heavy objects, which must be placed so as to distribute the weight.

28.           With respect to work being performed by a tenant in its premises with the approval of Landlord, the tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for its supervision, approval and control prior to the performance of any work or services.  This provision shall apply to all work performed in the Building and the Property including installation of telephones, telegraph equipment, electrical devices and attachments, and installations of every nature affecting floors, walls, woodwork, trim, ceilings, equipment and any other physical portion of the Building and the Property.

29.           Landlord shall not be responsible for lost or stolen personal property, equipment, money, or jewelry from the premises of tenants or public rooms whether or not such loss occurs when the Building or the premises are locked against entry.

30.           Landlord may permit entrance to the premises of tenants by use of pass keys controlled by Landlord employees, contractors, or service personnel directly supervised by Landlord and employees of the United States Postal Service.

31.           Each tenant and all of tenant's representatives, shall observe and comply with the directional and parking signs on the property surrounding the Building, and Landlord shall not be responsible for any damage to any vehicle towed because of non-compliance with parking regulations.

32.           No tenant shall install any radio, telephone, television, microwave or satellite antenna, loudspeaker, music system or other device on the roof or exterior walls of the Building or on common walls with adjacent tenants or in the Common Areas without first obtaining written permission by Landlord, which permission shall not be unreasonably withheld.

EXHIBIT 10.1 - continued

33.           Each tenant shall collect all trash and garbage within its premises.  No material shall be placed in the trash boxes or receptacles in the Building or the Property unless such material may be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage and will not result in a violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be placed in the dumpster located at the rear of the Leased Premises.

34.           Deleted

35.           Each tenant shall give prompt notice to landlord of any accidents to or defects in plumbing, electrical or heating apparatus so that same may be attended to properly.

36.           No tenant shall bring onto the Property or into the Building any pollutants, contaminants, inflammable, gasolines, kerosene or hazardous substances (as now or later defined under State or Federal law).

37.           All tenants and tenants' servants, employees, agents, visitors, invitees and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate Rules and Regulations as Landlord or Landlord's agent from time to time adopt.  Each tenant shall at all times keep the premises leased to such tenant, its employees, agents and invitees under its control so as to prevent the performance of any act that would damage the Building or its reputation or the premises leased to such tenant or could injure, annoy, or threaten the security of the other tenants in the Building or their respective employees, agents or invitees or the public.

39.           Landlord may deny entrance to the Building and may remove from the Building any person or persons who appear to be or are intoxicated, or who appear to be or are under the influence of liquor or drugs, or who are in any manner violating any of the Building Rules and Regulations, or who present a hazard or nuisance to any other person.  The reasonable costs incurred by Landlord for security services or other costs reasonably incurred by Landlord to remove any such persons shall be borne by the tenant whose employees, agents and/or invitees are so removed.

40.           Landlord shall furnish each tenant, at Landlord's expense, with two (2) keys to unlock the entry level doors and two (2) keys to unlock each corridor door entry to each tenant's premises and, at such tenant's expense, with such additional keys as such tenant may request.  Tenant may  make as many of its own keys to its Leased Premises as it desires. Any lost key shall be subject to a replacement charge as established by Landlord from time to time.  Upon the expiration of the Lease Term, each tenant shall surrender all such keys to Landlord and shall deliver to Landlord the combination to all looks on all safes, cabinets and vaults which will remain in the premises demised to that tenant.  Landlord shall be entitled to install, operate and maintain security systems in or about the Property which monitor, by computer, close circuit television or otherwise, persons entering or leaving the Property, the Building and/or the premises demised to any tenant.  For the purposes of this rule the term "keys" shall mean traditional metallic keys, plastic or other key cards and other lock opening devices.

41.           Each person using the Parking Accommodations or other areas designated by Landlord where parking will be permitted shall comply with all Rules and Regulations adopted by Landlord with respect to the Parking Accommodations or other areas, including any employee or visitor parking restrictions, and any sticker or other identification system established by Landlord.  Landlord may refuse to permit any person who violates any parking rule or regulation to park in the Parking Accommodations or other areas, and may remove any vehicle which is parked in the Parking Accommodations or other areas in violation of the parking Rules and Regulations.  The Rules and Regulations applicable to the Parking Accommodations and the outside parking areas are as follows:

(a)	The maximum speed limit within the Parking Accommodations shall be 5 miles per hour, the maximum speed limit in other parking areas shall be 15 miles per hour.

(b)	All directional signs and arrows must be strictly observed.

EXHIBIT 10.1 - continued

(c)	All vehicles must be parked entirely within painted stall lines.

(d)
No intermediate or full-size car may be parked in any parking space reserved for a compact car; no bicycle, motorcycle or other two or three wheeled vehicle, and no truck, van or other oversized vehicle, may be parked in any area not specifically designated for use thereby.

(e)
No vehicle may be parked (i) in an area not striped for parking, (ii) in a space which has been reserved for visitors or for another person or firm, (iii) in an aisle or on a ramp, (iv) where a "no parking" sign is posted or which has otherwise designated as a no parking area, (v) in a cross hatched area, (vi) in an area bearing a "handicapped parking only" or similar designation unless the vehicle bears an appropriate handicapped designation, (vii) in an area bearing a "loading zone" or similar designation unless the vehicle is then engaged in a loading or unloading function and (viii) in an area with a posted height limitation if the vehicle exceeds the limitation.

(f)
Each operator shall use the Parking Facilities at his or her own risk and shall bear full responsibility for all damage to or loss of his or her vehicle, and for all injury to persons and damage to property caused by his or her operation of the vehicle.

(g)	Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is inappropriately parked or parked in violation of these Rules and Regulations.

42.           Landlord reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of the Building Rules and Regulations when it is deemed necessary, desirable or proper, in Landlord's judgment for its best interest or of the best interests of the tenants of the Property.

43.           Bicycles, motorcycles and other two or three-wheeled vehicles may only be stored or parked in areas designated, from time to time, by Landlord.

Tenant hereby acknowledges receipt of the Building Rules and Regulations.

TENANT: STUDIO ONE MEDIA, INC.

By:	/s/ Kenneth Pinckard
Name:	Kenneth Pinckard
Its:	Vice President

EXHIBIT 10.1 - continued

EXHIBIT "F"

WORK LETTER

In order to induce Landlord to enter into the Lease (which is incorporated herein by reference to the extent that the provisions of this Work Letter may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

1.           Completion Schedule. Attached to this Work Letter is a schedule (the "Work Schedule") setting forth the time table for the planning and completion of the installation of the tenant improvements to be constructed in the Leased Premises (the "Tenant Improvements").  The Work Schedule sets forth each of the various items of work to be done in connection with the completion of the Tenant Improvements and shall become the basis for completing the Tenant Improvements.  Landlord and Tenant acknowledge and agree that time is of the essence with respect to their respective obligations as set forth in this Work Letter.  Tenant’s failure to perform the completion of the installation of the tenant improvements within the time table shall constitute an immediate event of default under the Lease.

2.           Tenant Improvements.  The Tenant Improvements shall include the work described on Annex I to this Exhibit "F", which work shall be done in the Leased Premises pursuant to the Tenant Improvements Plans described in Paragraph 3 below.

3.           Tenant Improvement Plans.  Tenant shall meet with the chosen architect and/or space planner for the purposes of preparing a space plan for the layout of the Premises.  Based upon such space plan, the architect shall prepare final working drawings and specifications for the Tenant Improvements.  Such final working drawings and specifications are referred to in this Work Letter as the "Tenant Improvement Plans."  The architect shall be chosen by mutual agreement between Landlord and Tenant to achieve the best work in the minimum amount of time and cost.

4.           Preparation of Tenant Improvement Plans and Final Pricing.  After the preparation of the space plan and after Tenant's approval thereof in accordance with the Work Schedule, Tenant shall cause the architect to prepare and submit to Landlord the Tenant Improvement Plans.  Promptly after the approval of the Tenant Improvement Plans by Landlord and Tenant in accordance with the Work Schedule, the Tenant Improvement Plans shall be submitted to the appropriate governmental body for plan checking and building permits.  Tenant, with Landlord's cooperation, shall cause to be made such changes in the Tenant Improvement Plans necessary to obtain required permits.

5.           Construction of Tenant Improvements.  While the Tenant Improvement Plans are being prepared and approved, and building permits for the Tenant Improvements are being obtained, Tenant shall enter into a construction contract with a contractor for the installation of the Tenant Improvements in accordance with the Tenant Improvement Plans.  The Tenant Improvements shall be constructed in a good, workmanlike and lien free manner, and in conformance with applicable building codes.  Tenant shall supervise the completion of the Tenant Improvements and shall endeavor in good faith to secure the completion of the Tenant Improvements in accordance with the Work Schedule.  All costs of the Tenant Improvements, including architectural, engineering, and City permits shall be paid by Tenant.

6.         Payment of Tenant Improvements by Tenant.  To insure prompt and full payments to the chosen contractor for the tenant improvements, Tenant shall set up a cash escrow with the Landlord in the full amount of the estimated construction costs at the time the contract with the contractor has been signed.  Tenant shall provide Landlord with an executed copy of the construction contract along with the cash escrow.

EXHIBIT 10.1 - continued

ANNEX I

Work Schedule (to be inserted when determined)

Time frame for construction project is November 1, 2007 through January 31, 2008

Architectural Plans by Pinnacle Design dated ____(to be completed by November 20, 2007)

Construction Contract (to be attached when completed)

EXHIBIT 10.1 - continued

RIDER “1” TO LEASE

This Rider “1” to Lease dated October 29, 2007 is attached to and made a part of the Lease by and between ACOMA, LLC., a Virginia limited liability company  ("Landlord"), and  STUDIO ONE MEDIA, INC. a Delaware corporation ("Tenant").

1.  Rental Schedule.

02/01/08 – 01/31/09 – 12 months - $  9,147.00 per month plus applicable sales tax
02/01/09 – 01/31/10 – 12 months - $  9,421.41 per month plus applicable sales tax
02/01/10 – 01/31/11 – 12 months - $  9,704.05 per month plus applicable sales tax
02/01/11 – 01/31/12 – 12 months - $  9,995.17 per month plus applicable sales tax
02/01/12 – 01/31/13 – 12 months - $10,295.03 per month plus applicable sales tax

2.    Signage.  Landlord grants the right to Tenant to place its name on the building wall above the entry door.  The cost of this signage will be at Tenant’s expense and will be constructed after receiving approval from the Landlord and in accordance with the City of Scottsdale sign code.  Landlord, at its expense, will place Tenant’s name in vinyl letters on the Suite entry door.

3.  Operating Costs.  Tenant shall commence to pay the Operating Costs on February 1, 2008.

4.  Definitions.  Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the context requires otherwise.

5.   Full Force and Effect.  Except as specifically modified by this Rider, the Lease to which this Rider is attached remains in full force and effect.

Landlord's Initials	Tenant's Initials

EXHIBIT 10.1 - continued

RIDER “2” TO LEASE

This Rider “2” to Lease dated October 29, 2007 is attached to and made a part of the Lease by and between ACOMA, LLC, a Virginia limited liability company ("Landlord"), and STUDIO ONE MEDIA, INC., a Delaware corporation ("Tenant").

1.           Option to Extend.  Provided that Tenant is not in breach or default of any of the terms, conditions, covenants, obligations or provisions of the Lease to which this Rider is attached, then Tenant shall have, and is hereby granted, the option to extend the term of this Lease for one period of five (5) years.  If Tenant desires to exercise its option to extend the Initial Term, Tenant must give Landlord notice in writing of its intent to do so at least nine (9) months prior to the expiration of the Initial term. The Annual Basic Rental payable by Tenant to Landlord during the first year of the Renewal Term shall be the rental during the last year of the initial term increased by 7%, and thereafter with annual bumps to be mutually agreed to at the time of the renewal.

(a)           The determination of the Annual Basic Rental does not reduce the Tenant’s obligation to pay or reimburse Landlord for operating expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Renewal Term.

(b)           Except for this Option to Extend and the Annual Basic Rental as determined above, Tenant’s occupancy of the Premises during the extended term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term.

(c)           If the Lease is extended for an additional lease term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension to the Lease Term and the other provisions applicable thereto (the “Amendment”).

(d)           If Tenant exercises its right to extend the term of the Lease for the extended term pursuant to this exhibit, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the extended term except as provided in (e) above.

2.           Definitions.  Capitalized terms used in this Rider without definition shall have the definition assigned to such terms in the Lease to which this Rider is attached, unless the context requires otherwise.

3.           Full Force and Effect.  Except as specifically modified by this Rider, the Lease to which this Rider is attached remains in full force and effect.

Landlord's Initials	Tenant's Initials